 As filed with the Securities and Exchange Commission on May 1, 2001
Registration No. 333-45210

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
AMENDMENT NO. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPREME HOSPITALITY
(Name of small business issuer in its charter)
Nevada                                       9995                    88-0460457
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)     Identification Number)

      41919 Skywood Drive, Temecula, California 92591                (909) 506-3435
     (Address of principal executive offices)                       Telephone Number
Nevada Legal Forms & Books, Inc.
3020 W. Charleston Blvd., Las Vegas, NV 89102
(Name, address and phone number for agent for service)

Copies of all communications to:
Orsini & Rose Law Firm, P.A.
5340 Central Avenue
St. Petersburg, FL 33707
Telephone: (727) 323-9633
Facsimile: (727) 328-2691

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Dollar amount to be registered	Amount of registration Fee
1,000,000 preferred shares 3,756,000 common shares [2] 1,040,000 common shares [3]	$6.30 .0001	$6,300,000 $104	$6,300,000 $104	$1,663.20 [1] $5 [1]

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).
[2] To be offered with conversion of our Preferred Stock and accrued dividends to our common stock.
[3] Common shares of selling securityholders. There is no current market for the securities and the price at which the shares held by the selling securityholders will be sold is unknown. Pursuant to Rule 457(f)(2) the registration fee is based upon the par value, $.0001 per share, of the registrant’s common stock.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH OFFERS, SOLICITATIONS OR SALES WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY THE STATES.

   Item 14. Disclosure of Commission Position on Indemnification for

Part I

ITEM 1. PROSPECTUS

Supreme Hospitality
Shares of Preferred Stock
No Minimum $6,300,000 Maximum
1,040,000 shares of common stock to be sold by selling securityholders

There is no public market for the preferred stock.

We are offering up to a total of 1,000,000 shares of preferred stock on a best efforts, no minimum, 1,000,000 shares maximum. The offering price is $6.30 per share. There is no minimum number of shares that we have to sell. There will be no escrow account.All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 24 months from the effective date. The minimum number of shares that you can purchase is 1,000.

This prospectus also covers 3,000,000 shares of our common stock reserved for issuance upon exercise of the right to convert the preferred shares at any time after twelve months, to common shares. It also covers 756,000 shares of our common stock to be used to pay interest to holders of the preferred shares.

This prospectus relates to the offer and sale of 1,040,000 shares of common stock of Supreme Hospitality, par value $.0001 per share, by 341 securityholders.

THE SHARES WILL BECOME TRADABLE ON THE EFFECTIVE DATE OF THIS PROSPECTUS. THE SELLING SECURITYHOLDERS WILL RECEIVE THE PROCEEDS FROM THE SALE OF THEIR SHARES AND SUPREME WILL NOT RECEIVE ANY OF THE PROCEEDS FROM SUCH SALES. THE SELLING SECURITYHOLDERS, DIRECTLY OR THROUGH AGENTS, DEALERS OR REPRESENTATIVES TO BE DESIGNATED FROM TIME TO TIME, MAY SELL THEIR SHARES ON TERMS TO BE DETERMINED AT THE TIME OF SALE. SEE “PLAN OF DISTRIBUTION.” THE SELLING SECURITYHOLDERS RESERVE THE SOLE RIGHT TO ACCEPT OR REJECT, IN WHOLE OR IN PART, ANY PROPOSED PURCHASE OF THE SHARES BEING OFFERED FOR SALE.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS.
Supreme Hospitality
1,000,000 shares of 10% Convertible Preferred Stock $6.30 per share,
1,040,000 common stock to be sold by selling securityholders

Number of Preferred Shares	Price per Share to Public	Offering Expenses	Broker Commission	Net proceeds after Expenses and Commissions To Us
No minimum preferred shares	$6.30
Maximum 1,000,000 preferred	$6.30	$132,335	$630,000	$5,537,665
1,040,000 common selling securityholders	UNKNOWN	UNKNOWN	UNKNOWN	NONE

We currently have no arrangements with underwriters or broker-dealers to sell our shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________________.

ITEM 2. AVAILABLE INFORMATION

Supreme Hospitality has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form 10-SB (“Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”), with respect to the Securities. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the SEC pursuant to the Securities Act and the rules and regulations of the SEC hereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Room 1024, Washington, DC. 20549. Copies may be obtained at the prescribed rates from the public reference Section of the SEC at its principal office in Washington, DC. Statements contained in this Prospectus as to the contents of any contract or any document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

Supreme Hospitality is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and in accordance therewith will file reports and other information with the SEC. Such reports and other information can be inspected and copied at the location described above. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, NW, Room 1024, Washington, DC. 20549, at prescribed rates.
ITEM 3. SUMMARY INFORMATION AND RISK FACTORS.

This summary highlights important information about our business and about this offering. Because it is a summary, it doesn’t contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

Our administrative office is located 41919 Skywood Drive, Temecula, California 92591, phone numbers voice (909) 506-3435 our registered statutory office is located at Nevada Legal Forms & Books, Inc. 3020 W. Charleston Blvd., Las Vegas, NV 89102. Our fiscal year end is December 31. We are a Nevada C-corporation.

Supreme Hospitality (“The Company”) is in the hospitality (hotel) business catering to the business, leisure and vacation traveler. On April 30, 2000, the Company acquired Temecula Valley Inn (“TVI”) as a wholly owned subsidiary. TVI is a 90-room hotel built in 1998 located in the Temecula Valley in Southern California between Los Angeles and San Diego. It is one of the premier hotel properties in the valley. Though cyclical in nature, TVI’s occupancy rates have continued to grow. TVI has developed its own website to take advantage of the growing Internet market.

The Company currently serves the traveler who requires perceived value for the nightly rate he/she pays. Through active marketing to various corporations, the company has been successful during its first year of operations of attracting a reasonable volume of corporate business. On weekends, the company attracts customers who are typically in town to attend various community functions including, but not limited to, the “Balloon and Wine Festival” and the “Rod Run”. During the summer months there are activities in the area almost every weekend. Occupancy rates during these weekends approached 100% on average during approximately the two years of operation.

The Offering

Following is a brief summary of this offering:

PREFERRED SHARES
Securities being offered Convertible	Up to 1,000 shares of convertible preferred stock, par value $0.00001. The preferred shares are convertible one (1) preferred share for three (3) common shares any time after twelve months of purchase and automatically on its thirty-six month anniversary.
Offering price per share	$6.30
Offering period	The shares are being offered for a period not to exceed two years.
Use of proceeds	We will use the proceeds to fund the Company's plan of operation.
Number of preferred shares outstanding before the offering	0
Number of preferred shares after the offering	1,000,000
Selling Securityholders	This prospectus relates to the registration of 1,040,000 common shares for sale of the securities held by 341 securityholders of Supreme Hospitality. These securityholders will be able to sell their shares on terms to be determined at the time of sale, directly or through agents or through agents, dealers or representatives to be designated from time to time. Supreme Hospitality will not receive any proceeds from the sale of the securities by the selling securityholders.

BROKER DEALER COMMISSION

We will be required to retain broker-dealers to sell our shares in certain states. We anticipate that we will be required to pay broker-dealers sales commissions averaging 8%, although we reserve the right to pay sales commissions up to 10%. In no event will our sales commission expenses combined with other offering expenses exceed 20% of the gross proceeds of this offering. The chart used on the prospectus cover page assumes that all shares are sold by broker-dealers at a maximum commission of 10%. It is anticipated that not all of the shares will be sold by a broker-dealer. Accordingly, the net proceeds to us may be higher than indicated in this chart.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus discuss further expectations or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those contemplated by the statements. Factors that might cause a difference include, but are not limited to, those discussed in “Risk Factors” and elsewhere in this prospectus.

UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, WE REFER TO SUPREME HOSPITALITY AS “WE”, “US”, “OUR” OR “SUPREME”.

RISK FACTORS

THE UNITS BEING OFFERED HEREIN ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT IN THE COMPANY, PROSPECTIVE INVESTORS SHOULD GIVE CAREFUL ATTENTION TO THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY.

I. Risks Related to the Hotel Industry

1. The Company's Hotels are Subject to all Operating Risks Common to the Hotel Industry:

These risks include, among other things, intense competition from other hotels; over-building in the hotel industry which has adversely affected occupancy, average daily rate (“ADR”) and revenue per available room (“REVPAR”) in the past; increases in operating costs due to inflation and other factors, which increases have not always been, and may not necessarily in the future be, offset by increased room rates; dependence an business and commercial travelers and tourism; increases in energy costs and other expenses of travel; and adverse effects of general and local economic conditions. Such factors could adversely affect the Company’s ability to make any required payments of principal and interest on indebtedness and to make future dividends to shareholders. Further, annual adjustments to the base rent and the thresholds for computation of percentage rent, based on a formula taking into account changes in the U.S. Consumer Price Index (“CPI”), would (in the absence of offsetting increases in room revenue and in the event of any decrease in room revenues) result in decreased revenues to the Company available for required payments of principal and interest on indebtedness and to make future dividends to shareholders.
2. Hotels Built in the Future could have an Adverse Effect on the Revenues of the Company's hotels:

Competition for Guests; Operations. The hotel industry is highly competitive and hotels experience competition primarily from other upscale hotels in its immediate vicinity, but also competes with other hotel properties in its geographic market. Some of the competitors of the Company’s hotel may have substantially greater marketing and financial resources than the Company. A new hotel is in development, and additional Hotels room may be developed in the future. Such additional hotel rooms could have an adverse effect on the revenues of the Company’s hotels in such markets.

3. Competition may Reduce the Number of Suitable Investment Opportunities Offered to the Company:

The Company may be competing for investment opportunities with entities that have substantially greater financial resources than the Company. These entities may be able to accept more risk than the Company prudently can manage. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell.

4. Seasonality of the Hotel Business may cause Quarterly Fluctuations in the Company's Revenues:

The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. Through diversity in the geographic location and in the primary customer base of the company’s hotels, the Company may be able to lessen, but not eliminate, the effects of seasonality. Accordingly, seasonality can be expected to cause significant quarterly fluctuations in the Company’s revenues.

II. Risks Related to the Company

1. Temecula Valley Inn has a Limited Operating History:

The Company was formed on October 30, 1997 and acquired Temecula Valley Inn as its first operating hotel on April 30,2000. Prior to its acquisition by the company, Temecula Valley Inn was constructed and opened for business in 1998.

2. The Company has Incurred Operating Losses:

The Company has incurred net losses and experienced negative cash flow during its two year operating history. (See financial information).

3. The Company is Subject to Risks Inherent in Concentrating Investments in a Single Industry:

The Company’s current strategy is to acquire interests in hotel properties. The Company will not seek to invest in assets selected to reduce the risks associated with investments in the hotel industry, and will be subject to risks inherent in concentrating investments in a single industry.

4. The Company may not have Access to Sufficient Equity of Debt Capital to Pursue its Acquisition Strategies:

The Company intends to continue to pursue its current growth strategy, which includes building or acquiring and improving hotel properties. There is a risk that the Company will not have access to sufficient equity of debt capital to pursue its acquisition Strategies indefinitely. The Company’s ability to continue to make hotel acquisitions will depend primarily on its ability to obtain additional private or public equity or debt financing. There can be no assurance that such financing will be available to make future investments.

5. Effect of Market Interests Rates On Price of Capital Stock could Adversely Affect the Market Price of the Company's Stock:

One of the factors that may influence the Company’s Common Stock and any Preferred Stock in public trading markets is the annual yield as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the shares of Common Stock and any Preferred Stock.

6. The Loss of Key Personnel and Board of Directors may have a Material Adverse Effect on the Company:

Shareholders have no right or power to take part in the management of the Company except through the exercise of voting rights on certain specified matters. The Board of Directors is responsible for managing the Company. The Company’s future success, including particularly the implementation of the Company’s acquisition growth strategy, is substantially dependent on the active participation of Mr. Lang. The loss of services for this individual could have a material adverse effect on the Company.

7. The Company's Real Estate Investment is Subject to Varying Degrees of Risk:

The Company’s investments are subject to varying degrees of risk generally incident to the ownership of real property, including, in addition to the risks discussed below, adverse changes in general or local economic conditions, zoning laws, traffic patterns and neighbor characteristics, tax rates, governmental rules and fiscal policies, and by civil unrest, acts of war, and other adverse factors which are beyond the control of the Company.

8. The Liquidity of Real Estate makes it Difficult for the Company to vary its Portfolio in Response to Economic Conditions:

Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. Also, no assurances can be given that the market value of any of the Hotels will not decrease in the future. There can be no assurance that the Company will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price realized in any disposition will recoup or exceed the amount of the Company’s investment therein.

9. The Company may be Uninsured and/or Underinsured in the Event of a Substantial Loss:

The Company’s hotel is covered by comprehensive policies of insurance, including liability, fire and extended coverage. Management believes such specified coverage is of the type and amount customarily obtained by owners of real property assets. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, that may be uninsurable or not economically insurable. Although the hotel was constructed under the more recent and stringent 1984 building codes that were intended to reduce the likelihood or extent of damage from seismic activity, no assurance can be given that an earthquake would not cause substantial damage and losses. The Company presently maintains and intends to continue to maintain earthquake insurance on the current Hotel located in California to the extent practicable. The Company’s Board of Directors may exercise discretion in determining amounts, coverage limits and the deductibility provisions of insurance, with a view to maintaining appropriate on the company’s investments as a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the Company’s lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it impractical to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such property.

III. Risks Related to This Offering

1. Because There Is No Public Trading Market For Our Preferred Stock, You May Not Be Able To Resell Your Shares.

There is currently no public trading market for our preferred stock or our common stock, and there is no guarantee that a market will ever develop. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

We believe there is an anticipated public market for our common and preferred shares and we plan on registering the shares with an exchange as soon as practicable after the effective date of this Registration Statement.

2. You May Be Investing In A Company That Does Not Have Adequate Funds To Conduct Its Operations And Suffer The Loss Of Your Investment.

There is no minimum number of shares that must be sold, there is no escrow fund and we will not refund any funds to you. It is possible that we may not raise enough funds for the acquisition of new products and to conduct our on going operations. If that happens, you will suffer a loss in the amount of your investment.

3. Selling Securityholder May Sell Securities At Any Price Causing An Adverse Effect On Our Stock.

After effectiveness of this registration statement, the non-affiliated selling securityholders may offer and sell their shares at a price and time determined by them without subject to Rule 144. The timing of sales and the price at which the shares are sold by the selling securityholders could have an adverse effect upon the public market for the common stock, should one develop. See “Plan of Distribution-Sales by Selling Securityholders”.

4. Penny Stock Regulation May Impair Shareholders' Ability To Sell Supreme's Stock.

If trading in our stock begins, its common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges. Penny stocks are subject to “penny stock rules” that impose additional sales practice requirements on broker-dealers who sell the securities to persons other than established customers and accredited investors and these additional requirements may restrict the ability of broker-dealers to sell a penny stock. See “Description of Securities-Penny Stock Regulation”.

Disclosure Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 12E of the Securities Exchange Act of 1934, as amended. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

ITEM 4. USE OF PROCEEDS

This is a “best efforts” offering and the Company may receive no or a very small amount of the proceeds. The net proceeds to be received by the Company from the sale of 1,000,000 preferred shares offered by the Company is approximately $5,537,665 after deducting $762,335 in offering expenses payable by the Company. Approximately $3,000,000 will be applied to debt retirement and $2,000,000 used for acquisition of land and subsequent development.

The company believes the net proceeds of this offering will be sufficient to fund its plan of operation. From time to time in the ordinary course of business, the company evaluates the acquisition of products, businesses, and technologies that complement the Company’s business, for which a portion of the net proceeds may be used. Currently, the Company is involved in discussions with respect to developing another hotel. Pending the use of the net proceeds for the above purpose, the Company intends to invest such funds in short-term interest-bearing securities or other instruments, as the Company deems appropriate.

ITEM 5.DETERMINATION OF OFFERING PRICE

On June 14, 2000, the registration statement for 10,000,000 shares of common stock and 1,000,000 shares of preferred stock was filed with the U.S. Securities and Exchange Commission on Form 10-SB of the 1934 Securities Act, (File # 000-30803). Prior to June 2000, none of the securities have been publicly traded as no public market has existed. The Board of Directors and the key management personnel determined the public offering price of the preferred stock by adding the debt to be retired plus the offering fees and operating capital and dividing by the shares offered.

Retire Debt                                                   $   3,000,000
Acquisition of land and subsequent development                $   2,000,000
Operating capital                                             $     500,000
Offering Fees                                                 $     800,000

  Total                                                       $   6,300,000
                                                              -------------

Shares offered                1,000,000                       $6.30 per share
ITEM 6. DILUTION.

Does not apply

ITEM 7. SELLING SECURITY HOLDERS

Supreme is registering for offer and sale by the holders of 1,040,000 shares of common stock held by 341 Supreme securityholders. Supreme is paying for all the expenses of the registration. We will receive no proceeds of this offering. The selling securityholders may offer all or part of their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See “Risk Factors”.

All of the selling securityholders' shares registered in this prospectus will become tradable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth the shares held by each person who is a selling securityholders as of the date of this prospectus.

The following table is derived from our books and records, as well as from those of our transfer agent. No selling securityholder is affiliated with us. The table lists the name, address, amount of common stock owned and percentage of class of the beneficial ownership of the securities of Supreme as of the date of this prospectus.

                                                                 Amount of
                                                                  common     Percent
    Name of Securityholder      Address of beneficial owner     hares owned  of class
  1 Jon Ruco, Ltd.              18026 Cerca Azul Dr.
                                San Antonio, TX 78259             181,400     2%
  2 First Dominion Financial
    Group, Inc.                 1800 E. Sahara, Suite 107
                                Las Vegas NV 89101                181,600     2%
  3 Anthony Tomasso             2240 Woolbright Rd, Suite 354
                                Boynton Beach, FL 33426             1,667     0%
  4 Hayden Financial Corp       21560 Toledo Rd.,
                                Boca Raton, FL 33433               51,700     1%
  5 Wayne Gronquist             1104 Nueces Street
                                Austin, TX 78701                      667     0%
  6 Terence J. &
    Synda M. Kollman            106 Rockwell Street
                                Harrison, NY 10528                    200     0%
  7 Lev-Ari Communications,
    Inc.                        147-17 Newport Ave.
                                Neponsit, NY 11694                    100     0%
  8 John C. &
    Chestine Vester             3241 Sapphire ST.
                                Bedford, TX 76021                     100     0%
  9 Jernan Corp.                810 S. E. 4th Ave.
                                Pompano Beach, FL 33060               100     0%
 10 Kim A. Whittaker            53 Emerson Road,
                                Winchester, MA 01890                  100     0%
 11 Myrna Cedrone               20 Clark St.
                                Randolpy, MA 02368                    100     0%
 12 Brian Wherry                21553 Toledo Road
                                Boca Raton, FL 33433                  100     0%
 13 Greg Papazian               53 Emerson Road,
                                Winchester, MA 01890                  100     0%
 14 Carol Jambura               2100 West 100th Ave
                                #240, Thornton, CO 80221              100     0%
 15 Yaakov Friedman             619 North Lake Drive
                                Lakewood NJ 08701                     100     0%
 16 Margaret M. De La Garza     2915 Aftonshire Way
                                #2308, Austin, TX 78748               200     0%
 17 Kathy Tomasso               2240 Woolbright Rd, Suite 354
                                Boynton Beach, FL 33426               100     0%
 18 Steve Lohman                303 E. Main St.
                                Kent, OH 44240                        200     0%
 19 The Curtis Family Trust,
    Dated Nov 9, 1999
    John R. Curtis &
    Charlotte H. Curtis,
    Trustee(s)                  1000 Winderley Pl, Apt 147
                                Maitland, FL 32751-4171               200     0%
 20 Dean E. McCall              5234 95th St.
                                Lubbock, TX 79424                     100     0%
 21 Michael J. De La Garza      115 S. Cortez Ave.
                                Winter Springs, FL 32708-2947         100     0%
 22 John M. Hubinger            825 Falconhead Dr.
                                Falconhead CC
                                Burneyville, OK 73430                 100     0%
 23 Martha H. Blue              1200 Barlow, Southlake
                                TX 76092                              100     0%
 24 Gretchen M. Hubinger        5500 Crestwood
                                Kansas City, MO 64110                 100     0%
 25 Carolyn Hubinger Kane       435 E. St., Colma, CA 94014           100     0%
 26 Barbara H. Jones            P. O. Box 1163
                                St. Francisville, LA 70775            100     0%
 27 Joseph P. Wilkins           7322 Oak Manor, #23
                                San Antonio, TX 78229                 200     0%
 28 Kevin D. Wiley              2030 Grove Ave.
                                Quincy, IL 62301                      100     0%
 29 N.V. One Partnership        147-2C South Main St.
                                Stowe, VT 05672                    50,800     1%
 30 Hayden Gartzman             21560 Toledo Rd.
                                Boca Raton, FL 33433                  200     0%
 31 Gary Tashjian               12 Homer Rd.
                                Arlington, MA 02116                   100     0%
 32 Max Ades                    115 Marlborough St
                                Boston, MA 02116                      100     0%
 33 Gerard Pomert               93 Third St. Newport
                                RI 02840                              100     0%
 34 Pat Prendergast             2929 Greenbriar, 7212
                                Houston, TX 77098                     100     0%
 35 Kelly Dath                  8167 Sands Point Dr.
                                Houston, TX 77036                     100     0%
 36 Patricia Dath               10910 West Rd., #402
                                Houston, TX 77064                     100     0%
 37 Stephen Grabowiecki         37 Wallace Row
                                Wallingford, CT 06492                 100     0%
 38 Richard E. Grabowiecki      37 Wallace Row
                                Wallingford, CT 06492                 100     0%
 39 Anna M. Delehant            54 Allen Rd.
                                Horth Haven, CT 06473                 100     0%
 40 Ellen &
    Richard A. Grabowiecki      37 Wallace Row
                                Wallingford, CT 06492                 100     0%
 41 Dawn Mongeon                54 Park St.
                                Wallingford, CT 06492                 100     0%
 42 John Delehant, Jr.          2052 Middletown Ave
                                Northford, CT 06472                   100     0%
 43 Thomas Delehant             142 Jail Hill Rd.
                                Hadd, CT 06438                        100     0%
 44 Ernest Marrette             34 Gale Ave.
                                Meriden, CT 06450                     100     0%
 45 Adriana S. Tomasso          2240 Woolbright Rd, Suite 354,
                                Boynton Beach, FL 33426               100     0%
 46 Regina T. Tomasso           2240 Woolbright Rd, Suite 354,
                                Boynton Beach, FL 33426               100     0%
 47 Krista K. Tomasso           2240 Woolbright Rd, Suite 354,
                                Boynton Beach, FL 33426               100     0%
 48 Anthony Tomasi              1 Simos Lane
                                West Haven, CT 06516                  100     0%
 49 Leatrica M. Jackson         16503 Quail Briar
                                Missouri City, TX 77489               100     0%
 50 Anthony D. L. Jackson       16503 Quail Briar,
                                Missouri City, TX 77489               100     0%
 51 Randie M. Jackson           2204 Tangerine Dr.
                                Haines City, FL 33844                 100     0%
 52 Randie Ty Jackson           16503 Quail Briar,
                                Missouri City, TX 77489               100     0%
 53 Randle M. Jackson, IV       16503 Quail Briar,
                                Missouri City, TX 77489               100     0%
 54 Gary E. Matthews            3734 Boulevard Hills
                                Atlanta, GA 30339                     100     0%
 55 Diana Lacey-Matthews        3734 Boulevard Hills
                                Atlanta, GA 30339                     100     0%
 56 Ruth DeCarlo                238 Ilex Court
                                Villa Rica, GA 30180                  100     0%
 57 Martin E. Hull              4851 Coranada Ave.
                                San Diego, CA 92107                   200     0%
 58 Lyman A. Matthews           2305 Hayes Rd., #8812
                                Houston, TX 77077                     100     0%
 59 John C. Graper              32 Balboa Way,
                                Hot Spring Village, AR 71909          100     0%
 60 Olethia H. Matthews         32 Balboa Way,
                                Hot Spring Village, AR 71909          100     0%
 61 Carol A. Cummins            7115 Silver Star Drive
                                Houston, TX 77086                     100     0%
 62 Janice Peterson             5111 Barton Creek
                                Pasadena, TX 77505                    100     0%
 63 Gary E. Parks Cust for
    Matthew E. Parks TUGMA      5858 Westheimer
                                Suite 702, Houston, TX 77057          100     0%
 64 Howard A. Covens            1810 Potomac Dr, Apt 6
                                Houston, TX 77057-2952                100     0%
 65 Donald Fitzpatrick          111 Eustis Ave
                                Newport, RI 02840                     100     0%
 66 Marc Jablon                 2232 E. Senoron Blvd.
                                Spopka, FL 32703                      100     0%
 67 Karl Soderstrom             536 Sabal Lake Dr.
                                Apt 100, Longwood, FL 32779           100     0%
 68 Warren White                3346 Ronald St.
                                Deltona, FL 32738                     100     0%
 69 Megan Beebe                 601 N. Goodrich Dr.
                                Deltona, FL 32725                     100     0%
 70 Jeanne Whitehead            601 N. Goodrich Dr.
                                Deltona, FL 32725                     100     0%
 71 Carolyn White               3346 Ronald ST.
                                Deltona, FL 32738                     100     0%
 72 Peter Pappas Rev. Trust
    UA DTD 5/18/95              432 NW 111 Ave.
                                Coral Springs, FL 33071               100     0%
 73 Kim Braunin                 1861 W. Oakland Park Blvd.
                                Ft. Lauderdale, FL 33311              100     0%
 74 Joyce R. Ward               16405 Shagbark Pl.
                                Tampa, FL 33618-1213                  100     0%
 75 Randall W. Rice             19823 Wyndham Lakes Dr.
                                Odessa, FL 33556                      100     0%
 76 Leigh Rice                  3702 Thornwood Dr.
                                Tampa, FL 33618                       100     0%
 77 Timeca Cade                 7 Birch Tree Rd.
                                Colonie, NY 12205                     100     0%
 78 Timon Cade                  7 Birch Tree Rd.
                                Colonie, NY 12205                     100     0%
 79 Timala Cade                 7 Birch Tree Rd.
                                Colonie, NY 12205                     100     0%
 80 Ajanee Cade                 7 Birch Tree Rd.
                                Colonie, NY 12205                     100     0%
 81 Ajanti Cade                 7 Birch Tree Rd.
                                Colonie, NY 12205                     100     0%
 82 Cuwani Cade Willingham      7 Birch Tree Rd.
                                Colonie, NY 12205                     100     0%
 83 Brian Schottcoffel          16214 New Field Dr.
                                Houston, TX 77082                     100     0%
 84 Malachi Meredith            16214 New Field Dr.
                                Houston, TX 77082                     100     0%
 85 Cheryl Meredith             16214 New Field Dr.
                                Houston, TX 77082                     100     0%
 86 Timothy Cade                7 Birch Tree Rd.
                                Colonie, NY 12205                     100     0%
 87 Sandra L. Cade              7 Birch Tree Rd.
                                Colonie, NY 12205                     100     0%
 88 Velton Cade                 424 Sandcreek Rd.
                                Apt 424, Albany
                                NY 12205                              100     0%
 89 Terri Cade                  60 Daytona Avenue
                                Albany, NY 12203                      100     0%
 90 Timothy Damon Cade          60 Daytona Avenue
                                Albany, NY 12203                      100     0%
 91 Mark France                 16039 Highlander Dr.
                                Houston, TX 77082                     100     0%
 92 Daphne L. Simmons           16622 Quail Briar
                                Missouri City, TX 77489               100     0%
 93 Jerod T. Higgins            16622 Quail Briar
                                Missouri City, TX 77489               100     0%
 94 Mark Freeman                142 Habitat Cir.
                                Decatur, GA 30034                     100     0%
 95 Donald R. Yu                6363 Christie Ave.
                                #411, Emeryville, CA 94608            100     0%
 96 Kimberly Crenshaw           1710 Alee, Mobile, AL 36605           100     0%
 97 Sandra Crenshaw             1710 Alee, Mobile, AL 36605           100     0%
 98 Lerin Crenshaw              1710 Alee, Mobile, AL 36605           100     0%
 99 Rebel Rozmen                5234 95th St.
                                Lubbock, TX 79424                     100     0%
100 Neal Diamond                P. O. Box 542013
                                Houston, TX 77254                     100     0%
101 Gary E. Parks               5858 Westheimer
                                Sutie 702, Houston,
                                TX 77057                              100     0%
102 Gary E. Parks
    Cust Amy M. Parks, TUGMA    5858 Westheimer
                                Suite 702, Houston, TX 77057          100     0%
103 Andrew Ackeman              16 Sherman St.
                                Newport, RI 02840                     100     0%
104 Richard R. Blakeman         5355 Town Center Rd.
                                Boca Raton, FL 33486                  100     0%
105 Nicholas &
    Kathleen Bompignano         34 Avenue A.
                                Port Washington, NY 11050             100     0%
106 John R. Maginnis            4281 N. E. 18th Ave.
                                Pompano Beach, FL 33064               100     0%
107 Christopher L. Atkins       2 Tudor City PL
                                New York, NY 10017                    100     0%
108 Tim Kulhanek                4197 County Road W.
                                Rhinelander, WI 54501                 100     0%
109 Thomas G. Laros, Jr.        6441 Lavendale
                                Dallas, TX 75230                      100     0%
110 Abbey Gartzman              989 Sierra Vista Lane
                                Valley Cottage, NY 10989              100     0%
111 Rae Gartzman                21560 Toledo Road
                                Boca Raton, FL 33433                  100     0%
112 Dan Austin                  P. O. Box 81025
                                Billings, MT 59108                    100     0%
113 Shauna Spieler              3146 Canyon Dr.
                                Billings, MT 59102                    100     0%
114 Carol Austin                4424 Harvest Lane
                                Billings, MT 58106                    100     0%
115 Scott Johannes              HC 33, Box 3034-J
                                Wasilla, AK 99654                     100     0%
116 Merilyn E. Lewis            136 Verona Rd.
                                DeBary, FL 32713                      100     0%
117 Big Apple Consulting, Inc.  2232 E. Senoron Blvd.
                                Spopka, FL 32703                      100     0%
118 Carolyn Montgomery          13255 CR 727
                                Webster, FL 33591                     100     0%
119 Kenneth Blake               400 Summit Ridge
                                #202, Longwood, FL 32779              100     0%
120 Janet Williams              1283 Chessington Circle
                                Heathrow, FL 32746                    100     0%
121 Donald R. Mitchell          525 Melrose Ave.
                                Winter Park, FL 32769-5047            100     0%
122 Steven C. Montgomery        13255 CR 727
                                Webster, FL 33591                     100     0%
123 Daniel Baldridge            447 BlueBird St.
                                Apopka, FL 32703                      100     0%
124 Scott B. Gnatt              162 River Bend Dr.
                                #E, Altamonte Springs,
                                FL 32714                              100     0%
125 Matt Maguire                484 Autumn Oaks Place
                                Lake Mary, FL 32746                   100     0%
126 John Costello               11508 N. Grady Ave.
                                Tampa, FL 3324                        100     0%
127 Maureen Sperling            7500 NW 17th St.
                                Apt 304, Plantation,
                                FL 33313                              100     0%
128 Alison Goldberg             7500 NW 17th St.
                                Apt 304, Plantation,
                                FL 33313                              100     0%
129 Cara Bompignano             1638 E. 54th St.
                                Brooklyn, NY 11234                 50,100     1%
130 OBriens Main Street
    Investment Club             3410 Valencia Rd.
                                Tampa, FL 33618                       100     0%
131 Michael T. Husum            11744 N. De La Mabry Hwy.
                                Tampa, FL 33618                       100     0%
132 Bernie O'Brian              11744 N. Dale  Mabry Hwy.
                                Tampa, FL 33624                       100     0%
133 Arthor Richards             3410 Valencia Rd.
                                Tampa, FL 33618                       100     0%
134 Gina M. Bompignano          3410 Valencia Rd.
                                Tampa, FL 33618                       100     0%
135 Lany Sengsouriya            320 Grant St.
                                #212, Alameda, CA 94501               100     0%
136 Jennifer K. Yu              6363 Christie Ave.  #324
                                Emeryville, CA 94608                  100     0%
137 Jean K. Yu                  6363 Christie Ave.  #324
                                Emeryville, CA 94608                  100     0%
138 Kathryn Beavers             P. O. Box 373
                                Bandera, TX 78003                     100     0%
139 Carmen Bush                 9607 Hidden Mist Cir.
                                San Antonio, TX 78250                 100     0%
140 Herbert M. Garvin           APDO 724, Zaragoza Pte.
                                #35  45920 Ajijic
                                Jalisco, Mexico                       100     0%
141 Charles F. Ickes, Jr.       1868 Harbor Ln.
                                Naples, FL 34104                      100     0%
142 Nancy J. Eddleblute         1868 Harbor Ln.
                                Naples, FL 34104                      100     0%
143 Heidi Ickes                 5665 Whitaker Rd.#201A,
                                Naples, FL 34112                      100     0%
144 Brandi L. Ickes             2766 Chaddsford Cir.
                                Apt 100, Oviedo, FL 32763-7243        100     0%
145 Missi L. Ickes              1219 Solana Rd., #16
                                Naples, FL 34103                      100     0%
146 Joseph B. De La Garza       10855 Terra Vista Pkwy., #13
                                Rancho Cucamonga, CA 91730            100     0%
147 Ellen Samuel                810 SE 4th Ave.
                                Pompano Beach, FL 33060               100     0%
148 Nan Samuel                  810 S. E. 4th Ave.
                                Pompano Beach, FL 33060               100     0%
149 Cecilia E. De La Garza      10855 Terra Vista Pkwy, #13
                                Rancho Cucamonga, CA 91730            100     0%
150 Theresa Saenz               6214 Ben Milam Cir.
                                San Antonio, TX 78238                 100     0%
151 Reynaldo Saenz              6214 Ben Milam Cir.
                                San Antonio, TX 78238                 100     0%
152 Sharon T. Montgomery        3106 Brazos, #4
                                Houston, TX 77006                     200     0%
153 Joseph De La Garza          1235 E Sunshine Dr.
                                San Antonio, TX 78228-2945            100     0%
154 Henry Coons                 500 Old Farms Road
                                Avon, CT 06001                        100     0%
155 Mary Anne Luppino           2050 NE 27 Ave.
                                Pompano, FL 33062                     100     0%
156 Philana D. Yu               31 Soaring Hawk
                                Irvine, CA 92614                      100     0%
157 David R. Yu                 31 Soaring Hawk
                                Irvine, CA 92614                      100     0%
158 Gordon McMeen               138 Armiijo Ct.
                                Corrales, NM 87048                    100     0%
159 Jane Butel                  138 Armiijo Ct.
                                Corrales, NM 87048                    100     0%
160 Lee Barron Wernick          19 Condor Road
                                Sharon, MA 02067                      100     0%
161 Lislie P. Lagoni            21345 Las Pilas Road
                                Woodland Hills, CA 91364              100     0%
162 Debra Sanders               P O Box 3419
                                Livermore, CA 94551                   100     0%
163 Amy Senkowicz               915 Greenbriar Dr.
                                Boynton Beach, FL 33435               100     0%
164 Gerald L Schweigert         303 E. Main St.
                                Kent, OH 44240                        100     0%
165 Leslie Goldstein            21536 Toledo Rd.
                                Boca Raton, FL 33433                  100     0%
166 Goeffrey M. Strauch         303 E. Main St.
                                Kent, OH 44240                        100     0%
167 Theresa Gattey              21560 Toledo Rd.
                                Boca Raton, FL 33433                  100     0%
168 Robert Gartzman             21560 Toledo Road
                                Boca Raton, FL 33433                  100     0%
169 Pamela Langlois             1107-C S. 1st St.
                                Jacksonville Beach, FL 32250          100     0%
170 Michael Patterson           1107-C S. 1st St.
                                Jacksonville Beach, FL 32250          100     0%
171 Michael Ysais               2915 Aftonshire Way, #2308
                                Austin, TX 78748                      100     0%
172 Kathryn M. Gaudiosi         34 Elisabeth Lane,
                                Collegeville, PA 19426-3908           100     0%
173 Mary C. De La Garza         2100 West 100th Ave.,#240
                                Thornton, CO 80221                    100     0%
174 David W. Subry              8020 Holland Ct, Apt A
                                Arvada, CO 80005-2288                 200     0%
175 Marie Larizza               640 Camellia Terrace Ct N
                                Neptune Beach, FL 32266-3244          100     0%
176 Robert Russakoff            640 N. Camellia Terr. Ct.
                                Neptune Beach, FL 32266               100     0%
177 Charlotte M. Sciubba        10 Buckeye Ct
                                Homosassa, FL 34446                   100     0%
178 Chestine Vester             3241 Sapphire Street
                                Bedford, TX 76021                     100     0%
179 Carmine J. Ferraro          11 Weather Hill Rd
                                Hamburg, NJ 07419                     100     0%
180 Frank Fortunat III          11 Weather HIll Rd.
                                Hamburg, NJ 07419                     100     0%
181 Vincent C DeRico Trst for
    Charles DeRico III minr     34 Elisabeth Lane
                                Collegeville, PA 19426-3908           100     0%
182 Vincent C DeRico trust for
    Dominic De Rico minor       34 Elisabeth Lane
                                Collegeville, PA 19426-3908           100     0%
183 Vincent C. De Rico,
    general partner
    N. V. One Partnership       147-2C South Main Street
                                Stowe, VT 05672                       100     0%
184 Vincent C. De Rico,
    general partner
    AIFS Associates: I          39 Clarke Street
                                Newport, RI 02840                     100     0%
185 Vincent C. De Rico          147-2C South Main Street
                                Stowe, VT 05672                       100     0%
186 George Johns                533 Laurel Ave., #A
                                St. Paul, MN 55102                    100     0%
187 William C. Minix            16335 Paiter St.
                                Houston, TX 77053                     100     0%
188 Susan Kubitz                4107 Foxbrush Ln.
                                Sugar Land, TX 77479                  100     0%
189 David Kubitz                4107 Foxbrush Ln.
                                Sugar Land, TX 77479                  100     0%
190 Brandi Kubitz               4107 Foxbrush Ln.
                                Sugar Land, TX 77479                  100     0%
191 Ashley Kubitz               4107 Foxbrush Ln.
                                Sugar Land, TX 77479                  100     0%
192 Daniel Contreras            16235 Espinosa Dr.
                                Houston, TX 77083                     100     0%
193 Bounty Films                101 Gillespie Dr.
                                Suite 9106, Franklin, TN 37067        100     0%
194 Curt Dewitz                 101 Gillespie Dr. Suite # 9106
                                Franklin, TN 37067                    100     0%
195 Natasha Dewitz              101 Gillespie Dr., #9106
                                Franklin, TN 37067                    100     0%
196 Janny Grein                 P. O. Box 351
                                Eureka Springs, AR 72632              100     0%
197 Bill Grein                  P. O. Box 351
                                Eureka Springs, AR 72632              100     0%
198 Kathleen McCabe             665 Balsam, Lakewood, CO 80215        100     0%
199 Richard Cedrone             4849 N. W. 29th Ct., #412
                                Lauderdale Lakes, FL 33313            100     0%
200 Eric Reish                  1768 S. Humbolot St.
                                Denver, CO 80210                      100     0%
201 Tara Redmond                5056 Wateka Dr.
                                Dallas, TX 75209                      100     0%
202 Jon Sanger                  18081 Midway Rd.,#2622
                                Dallas, TX 75287                      100     0%
203 Jamie E. Moring             4100 Gallant Ct.
                                Flower Mound, TX 75028                100     0%
204 Jacqueline Small            1723 Creekview Dr.,
                                Glenn Heights, TX 75154               100     0%
205 Charlotte Reeves            3710 Chinook St.
                                Irving, TX 75062                      100     0%
206 Cynthia Anstett             10521 Channel
                                Dallas, TX 75229                      100     0%
207 Michelle Wolfe              18081 Midway Rd.
                                #2622, Dallas, TX 75287               100     0%
208 Lynn Vester                 3241 Sapphire St.
                                Bedford, TX 76021                     100     0%
209 Lisa Trojacek               3241 Sapphire St.
                                Bedford, TX 76021                     100     0%
210 Gary Vester                 3241 Sapphire ST.
                                Bedford, TX 76021                     100     0%
211 Kenneth Vester              3241 Sapphire ST.
                                Bedford, TX 76021                     100     0%
212 Michelle Martin             21567 Toledo Rd.
                                Boca Raton, FL 33433                  100     0%
213 Grant Edmondson             16 Bellevue Ave.
                                Newport, RI 02840                     100     0%
214 Dennis J. Blair             16 Bellevue Ave.
                                Newport, RI 02840                     100     0%
215 Mark Burrage                1414 Spring
                                Davenport, IA 52806                   100     0%
216 Ann Burrage                 1414 Spring
                                Davenport, IA 52806                   100     0%
217 Kim L. Botthof              21 Arlington Rd.
                                Melrose, MA 02176                     100     0%
218 Peggy M. Botthof            932 Judson 3 East
                                Evanston, IL 60202                    100     0%
219 Michael B. Botthof          21 Arlington Rd.
                                Melrose, MA 02176                     100     0%
220 James T. Koo                26982 Beaver Ln.
                                Los Altos Hills, CA 94022             100     0%
221 Nancy Seren-Doris           9132-C S.W. 20th St.
                                Boca Raton, FL 33428                  100     0%
222 Thomas Doris                9132-C S. W. 20th St.
                                Boca Raton, FL 33428                  100     0%
223 Michael aka
    Jame M. Wnynot Seren        9132-C S. W. 20th St.
                                Boca Raton, FL 33428                  100     0%
224 Nicolas Eran Gronquist      1611 Sylvan Dr
                                Austin, TX 78741                      100     0%
225 Wayne Gronquist Trst for
    Justin Myles Gronquist      1104 Nueces Street
                                Austin, TX 78701                      100     0%
226 Sophie M. Gronquist         681 Springhill Dr.
                                Hurst, TX 76053                       100     0%
227 Mark A. Gronquist           4905 West Frances Place
                                Austin, TX 78731                      100     0%
228 Stanley E. Weber            5702 Penick Dr.
                                Austin, Tx 78741                      200     0%
229 Stanley E. Weber            5702 Penick Dr.
                                Austin, Tx 78741                      100     0%
230 Julie A. Sass               1331 Falls Ave.
                                Cuyahoga Falls, OH 44223              100     0%
231 Beveril Mormile             556 N. W. 15th Court
                                Boca Raton, FL 33486                  100     0%
232 Anthony Mormile             556 N. W. 15th Ct.
                                Boca Raton, FL 33486                  100     0%
233 John A. Gattey              21560 Toledo Rd.
                                Boca Raton, FL 33433                  100     0%
234 Julie Yetter                7605 Creston Ln.
                                Austin, TX 78752                      100     0%
235 Rebecca DeGraw              8005 Isaac Pryor Dr.
                                Austin, TX 78749-1660                 100     0%
236 Robert C. Hart              9 Runnymede Lane
                                Madison, CT 06443                     100     0%
237 Peter Ling                  451 W. Longden Ave.
                                Arcadia, CA 91007                     100     0%
238 Deanna Pasley               551 Central Park Place
                                Brentwood, CA 94513                   100     0%
239 Patricia Reilly             2803 Ostrom Ave.
                                Long Beach, CA 90815                  100     0%
240 Henry S. Hall               2 Main Street
                                Liberty, ME 04949                     100     0%
241 Susannah Homer              5 Main Street
                                Liberty, ME 04949                     100     0%
242 Steven E. Bryant            2649 NE 13th Ave.
                                Pompano Beach, FL 33064               100     0%
243 Adrianne Reese              306 Fallview Dr.
                                McDonough, GA 30253                   100     0%
244 LaRaymond Smith             356 Randall Drive
                                Clarksville, TN 37042                 100     0%
245 Johnny Kindle               356 Randall St.
                                Clarkville, TN 37042                  100     0%
246 Deborah R. Kindle           356 Randall St.
                                Clarkville, TN 37042                  100     0%
247 Joyce E. Reese              P. O. Box 16716
                                Atlanta, GA 30321                     100     0%
248 Darren M. McLeod            1940 Fisher Rd. Apt 41-D
                                Atlanta, GA 30315                     100     0%
249 Tina Y. Garmon              2408 Wales Drive
                                Austell, GA 30106                     100     0%
250 Almeida Jones               2850 The Meadows Way
                                College PK, GA 30349                  100     0%
251 Alicia Cook                 2850 The Meadows Way
                                College PK, GA 30349                  100     0%
252 Anita Thomas                201 Ravine Ave.
                                3-M, Yonkers, NY 10701                100     0%
253 Amy Miller                  12660 Medfield, #316
                                Houston, TX 77082                     100     0%
254 Mathias Follis              12660 Medfield, #316
                                Houston, TX 77082                     100     0%
255 Brandon Miller              12660 Medfield, #316
                                Houston, TX 77082                     100     0%
256 Tzan Parker                 2305 Hayes Rd.
                                Houston, TX 77077                     100     0%
257 Roland B. Clark             2220 Marina Way, #115
                                Kemah, TX 77565                       100     0%
258 Alberta M. Cade             P. O. Box 16716
                                Atlanta, GA 30321                     100     0%
259 Todd Z. Crenshaw            1710 Alee
                                Mobile, AL 36605                      100     0%
260 Shannon Crenshaw            1710 Alee
                                Mobile, AL 36605                      100     0%
261 Crenshaw Zelmen             1710 Alee
                                Mobile, AL 36605                      100     0%
262 Katherine Lynn Johnson      2006 Brown
                                Missouri City, TX 77489               100     0%
263 Robert P. Theroux           424 Thames St.
                                Newport, RI 02840                     100     0%
264 Blair  B. Jones             501 N.W. 15th Ct.
                                Boca Raton, FL 33486                  100     0%
265 Alan C. Bennett             10655 NW 12th Manor
                                Plantation, FL 33322                  100     0%
266 Lillian M. Peeples          424 16th St.
                                Silvis, IL 61282                      100     0%
267 Steve Priddy                2379 Briarwest, #108
                                Houston, TX 77077                     100     0%
268 Shannon C. Supak            9800 Pagewood Ln., #2505
                                Houston, TX 77042                     100     0%
269 Steven W. McCoy             9800 Pagewood Ln., #2505
                                Houston, TX 77042                     100     0%
270 Tom McClure                 1631 Poinsettia Dr.,
                                Ft. Lauderdale, FL 33305              100     0%
271 Corey P. Larder             6454 S. Gibraltar Cir.
                                Aurora, CO 80016                      100     0%
272 Jolie M. Larder             6454 S. Gibraltar Cir.
                                Aurora, CO 80016                      100     0%
273 Joallan M. Larder           6454 S. Gibraltar Cir.
                                Aurora, CO 80016                      100     0%
274 Stinson D. Haas             19285 Indian Summer Lane
                                Monument, CO 80132                    100     0%
275 Carol S. Haas               19285 Indian Summer Lane
                                Monument, CO 80132                    100     0%
276 Hy Ochberg                  502 Park Avenue, #6D
                                New York, NY 10022                    100     0%
277 Philippe Neimetz,
    C/O WPH Consultants LTD.    80 Broad St., 35th Floor
                                New York, NY 10004-2209               100     0%
278 Joseph V. Ossoria           111 Havemeyer Place
                                Greenwich, CT 06830                   100     0%
279 Walter De Canio             80 Broad St. Penthouse
                                New York, NY 10004                    100     0%
280 Heather Stanfield           959 Grove Place
                                Costa Mesa, CA 92627                  100     0%
281 Robert G. Reese             24502 Moonfire Dr.
                                Dana Point, CA 92629                  100     0%
282 Peter D. Finch              P. O. Box 17119
                                Irvine, CA 92623                      100     0%
283 Andy Bregman                226 Doshers Dr.
                                Fort Mill, SC 29708                   100     0%
284 Jeffrey Malken              10320 N. W. 16th Ct.
                                Coral Springs, FL 33071               100     0%
285 David E. Harrington, Jr.    33 Towering Pines Dr.
                                Spring, TX 77381-2593                 200     0%
286 Richard S.Fleischner        7904 N. W. 72 Ave.
                                Tamarac, FL 33321                     100     0%
287 Sirena M. King              10901 Village Bend, #1104
                                Houston, TX 77072                     100     0%
288 Paul Stafford               348 Appian Way
                                Union City, CA 94587                  100     0%
289 Sonny Garaza                1395-C McQuesten Dr.
                                San Jose, CA 95122                    100     0%
290 Guy D. Weathers             1648 Milroy Place
                                San Jose, CA 95124                    100     0%
291 Dennis F. Gabel             548 N. Lincoln Ave.
                                Manteca, CA 95336                     200     0%
292 Brian L. Hassig,
    C/O Bob Gartzman            21560 Toledo Road
                                Boca Raton, FL 33433                  100     0%
293 Anselmo V. Lau              1507 Roosevelt Ave.
                                Redwood City, CA 94061                100     0%
294 David E. Castro             643 Connie Ave.
                                San Mateo, CA 94402                   100     0%
295 Johnnie De La Garza,
    trustee for
    Leah S. Moet                18026 Cerca Azul Dr.
                                San Antonio TX 78259                  100     0%
296 Joseph L. Escobar           7554 Magnolia
                                Houston, TX 77023                     100     0%
297 Mireya Villanueva           2623 Ivy St.
                                Houston, TX 77026                     100     0%
298 Katherine Roy               5 Main St.
                                Liberty, ME 04949                     100     0%
299 William G. Stoute           1205 Hillside Ave, #D
                                Austin, TX 78704                      100     0%
300 James C. &
    Patricia Davis              10220 Pack Saddle Ct.
                                Ft. Worth, TX 78108                 1,000     0%
301 Howard &
    Florence Hungerford         1744 Bechelli Lane,
                                Redding, CA 96002                  25,000     0%
302 James C. Davis              10220 Pack Saddle Ct.
                                Ft. Worth, TX 78108                 2,000     0%
303 Jerry D. Morris             689 Johnson Lane
                                Red Oak, TX 75154                   2,000     0%
304 Douglas and/or
    LaVonne Lang                14320 Miracle Court
                                Grabill, IN 46741                  12,500     0%
305 Daniel D. Sierras           3847 Paris Street
                                Hemet, CA 92545                     1,000     0%
306 Robert E. or
    Ann M. Schneider            39569 Kucera Ct.
                                Murrieta, CA 92563-5400               100     0%
307 AJ & CT Robles
    Revocable Trust             1210 Crestlake Ave.
                                Ventura, CA 93004                     500     0%
308 Kenneth W. and
    Linda Faust                 Rt 1, Box 241 A
                                Grapeland, TX 75844                 1,000     0%
309 Nancy K. Stuckey            Rt 3, Box 8-S
                                Grapeland, TX 75844                 1,500     0%
310 Holly R. Stuckey            Rt 3, Box 8-S
                                Grapeland, TX 75844                    25     0%
311 Jacob W. Buford             402 Oak Forrest
                                Angleton, TX 77515                    100     0%
312 Johnnie S. Brock            Route 4, Box 73-A
                                Grapeland, TX 75844                   500     0%
313 J. D. Holt                  Route 4, Box 73-A
                                Grapeland, TX 75844                 1,000     0%
314 William P. or
    Hope E. Burrows             41909 Skywood Drive
                                Temecula, CA 92591                    500     0%
315 Pr Mark R. or
    Sharon R. McLagan           824 Brisa Del Mar
                                El Paso, TX 79912                     500     0%
316 Mary B. Patterson           3626 Oakwood Drive
                                Dension, TX 75020                     200     0%
317 Charles S. or
    Charlene L. Hilliard        920 Edmondson
                                Lewisville, TX 75077                  500     0%
318 Russ or Michelle Melcher    153 14th Ave South
                                Columbus, NE 68601                  1,750     0%
319 Daniel J. and
    Laura L. Cadena             29663 Squaw Valley Dr.
                                Sun City, CA 92586-3479               150     0%
320 Laura L. Cadena             29663 Squaw Valley Dr.
                                Sun City, CA 92586-3479               150     0%
321 Adelina Rivera              42200 Main Street-C58
                                Temecula, CA 92590                  1,000     0%
322 First Dominion
    Financial, Ltd.             1800 E. Sahara, Suite 107
                                Las Vegas, NV 89101               356,363     4%
323 Eugene R. Holtz             30596 Milano Road
                                Temecula, CA 92591-1933             1,000     0%
324 Harry G. or
    Elena J. McComas            31400 Britton Circle
                                Temecula, CA 92591                    250     0%
325 Roy G. or
    Ilene M. Hackman            200 Ford Rd - Space 115
                                San Jose, CA 95138                    500     0%
326 Rebecca Hackman             200 Ford Rd - Space 115
                                San Jose, CA 95138                    500     0%
327 Cheyenne Hackman            200 Ford Rd - Space 115
                                San Jose, CA 95138                    100     0%
328 Fawn Hackman                200 Ford Rd - Space 115
                                San Jose, CA 95138                    100     0%
329 Ariana Hackman              200 Ford Rd - Space
                                115 San Jose, CA 95138                100     0%
330 John or Leanne Litaway      24036 Colmar Lane
                                Murrieta, CA 92562                    100     0%
331 Dustin and
    Sherri Lijeham              19610 Clubhouse Dr., #10-222        2,500     0%
332 Joel or Sandra Baier        RR1, Box 179,
                                Delmont, SD 57330-9789                200     0%
333 Joshua Michael Elmore       749 Forest Drive
                                Wilkesboro, NC 28697                2,128     0%
334 Lisa Lang                   14827 SW Millikan Way #1312,
                                Beaverton, OR 97006                   100     0%
335 Sandra K. Chavanu           1718 27th Street
                                Columbus, NE 68601                    250     0%
336 Patricia J. Beckner         P. O. Box 1185
                                Columbus, NE 68602                    500     0%
337 Ryan and/or Jenna Melcher   1908 16th Ave.
                                Central City, NE 68626              1,500     0%
338 Harrel Davis                40596 Via Jalapa
                                Murrieta, CA 92562                 40,000     0%
339 Arthur Lang &
    Dorothy Lang J/T            P. O. Box 624
                                Grapeland, TX 75844-0624            2,500     0%
340 Ann Elmore                  749 Forest Drive
                                Wilkesboro, NC 28697                5,000     0%
341 Susan Hungerford            14308 44th Street, S.E.
                                Snohomish, WA 98290                25,000     0%
                                                    Total       1,040,000    10%

0% Represents less than 1% of Supreme's outstanding shares of common stock.

Securityholders First Dominion Financial, LTD and Jon Ruco, LTD (together representing 5% of its class), are controlled by its major shareholder Rudy W. De La Garza. There is no affiliate or shareholder relationship with either First Dominion Financial, LTD and/or Jon Ruco, LTD and First Dominion Financial Group, Inc.

Securityholders, Douglas and/or La Vonne Lang, Lisa Lang and Authur Lang & Dorothy Lang J/T are related to the CEO Larry W. Lang.

Supreme will not receive any proceeds from the sale of any shares by the selling securityholders. Supreme is bearing all expenses in connection with the registration of the selling securityholders’ shares.

The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling securityholders’ shares offered under Rule 415, Supreme has made certain undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, Supreme has committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

ITEM 8. PLAN OF DISTRIBUTION

We are offering up to a total of 1,000,000 shares of convertible preferred stock on a best efforts, no minimum, 1,000,000 shares maximum. The shares may be converted one (1) preferred share for three (3) common shares at any time after twelve months of purchase and automatically on its thirty- six month anniversary. The offering price is $6.30 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. We will immediately use all money received from the offering and there will be no refunds. The offering will be for a period of two years from the effective date.

The Company will effect offers and sales of shares through printed copies of this Memorandum delivered personally or by mail or electronically by the Company

Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once we have accepted the subscription.

We will sell the shares in this offering through Larry W. Lang, one of our officers and director. Mr. Lang will receive no commission from the sale of any shares. Mr. Lang will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

          1. The person is not subject to a statutory disqualification,  as that term  is  defined  in  Section  3(a)(39)  of the  Act,  at the  time of his participation; and,

          2. The person is not compensated in connection with his  participation by the payment of commissions or other  remuneration  based either directly or indirectly on transactions in securities; and,

          3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

          4. The person meets the  conditions  of Paragraph  (a)(4)(ii)  of Rule
     3a4-1  of the  Exchange  Act,  in that  he (A)  primarily  performs,  or is intended  primarily  to  perform  at the end of the  offering,  substantial duties for or on behalf of the Issuer  otherwise  than in  connection  with transactions  in  securities;  and (B) is not a  broker  or  dealer,  or an associated  person of a broker or dealer,  within the preceding twelve (12)
     months;  and (C) do not  participate  in selling and offering of securities for any  Issuer  more than once  every  twelve  (12)  months  other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Lang is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Lang is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Lang has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after the SEC declares our registration statement effective, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of two years.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

          1. Execute and deliver a subscription agreement

          2.  Deliver  a  check  or  certified  funds  to us for  acceptance  or rejection.

All checks for subscriptions must be made payable to "Supreme Hospitality."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $132,335.00. This includes:

          Attorney fees                                    $10,000.00
          CPA fees                                          62,037.00
          Consultant fees                                   55,000.00
          SEC filing fee                                     1,668.00
          NASD filing fee                                    1,130.00
          Transfer agent                                       500.00
          Material fees (postage, copies)                    2,000.00
          Total                                           $132,335.00
=====================================================================

Sales by Non-Affiliated Selling SECURITYHOLDERS

After effectiveness of this prospectus, the non-affiliated selling securityholders may offer and sell their shares at a price and time determined by them without regard to Rule 144. The 2,000,000 shares registered in this prospectus for the selling securityholders are held by non-affiliates of Supreme Hospitality.

Section 4(3) of the Securities Act provides an exemption from the registration provisions of the Securities Act for transactions by a dealer for transactions occurring within 40 days of the effective date of a registration statement for the securities or prior to the expiration of 40 days after the first date upon which the security was offered to the public.

ITEM 9. LEGAL PROCEEDINGS

There are no legal proceedings currently pending.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
Name	Age	Position
Larry W. Lang	54	Chairman, Sole Director, President And Secetary/Treasurer (Principal Financial and Accounting Officer)

Mr. Larry Lang is a registered Professional engineer in 17 states. Mr. Lang through his company Mexam, Inc., provided structural engineering consulting to a number of companies. He has over 30 years experience. He was responsible for the joist design for the Ontario Mill Mall in Ontario California as well as the casino, New York, New York, in Las Vegas, Nevada. Mr Lang obtained his general Contractor's License in California in April 1998 and through his construction company Lang Construction & Dev., Inc. was the general contractor responsible for the building of Temecula Valley Inn. Mr. Lang has been involved in the hospitality industry for the last four years. Mr. Lang acquired the land designed and constructed Temecula Valley Inn.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Company common stock by those persons beneficially holding more than 5% of the Company capital stock, by the Company’s directors and executive officers, and by all of the Company’s directors as a group, as of December, 2000.

Security ownership of certain beneficial owners:

Class	Name & Address	No. of Shares	Percent
Common Stock	Louise Davis 40596 Via Jalapa Murrieta, CA 92562	3,000,000	30%

Security ownership of Management

Class	Name & Address	No. Of Shares	Percent
Common Stock	Larry W. & Diana Lang 41919 Skywood Drive Temecula, CA 92591	2,960,000	30%
Common Stock	Floyd & Glenda Janeway 25060 Hancock Avenue Suite # 179 Murrieta, CA 92562	3,000,000	30%
Common Stock	Rudy W. De La Garza Major shareholder of Jonruco LTD and First Domiinion Financial, LTD	181,400 and 356,363 respectively 537,763 collectively	(1.81%) (3.56%) 5.34%
ITEM 12. DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital common stock consists of 50,000,000 shares of common stock, $.0001 par value per share. As of the date of this prospectus, there are 10,000,000 shares of common stock issued and outstanding, which are held of record by approximately 341 holders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are, and the shares underlying all option and warrants will be, duly authorized, validly issued, fully paid and non-assessable upon our issuance of these shares.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will still own approximately 90% of our outstanding shares. After preferred share in this offering are converted for common shares of the company, the present stockholders will own approximately 80% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends on our common stock in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Preferred Stock

Our authorized preferred stock consists of 1,000,000 shares of stock, $.0001 par value per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Our preferred stock ranks senior to all of our other equity securities, including common stock. Dividends, when, as and if declared by the board of directors, shall be paid out of funds at the time legally available for such purpose. The preferred stock will bear simple interest at an annual rate of 10% and the interest will be paid in common stock at market price upon conversion.

LIQUIDATION PREFERENCE

In the event of a liquidation, dissolution or winding up of our business, whether voluntary or involuntary, the holders of shares of the preferred stock shall be entitled to receive out of our assets available for distribution to our stockholders, an amount equal to $1.00 per share, plus any accrued dividends and unpaid thereon to the date of liquidation, before any payment shall be made or any assets distributed to the holders of our common stock or any class or series of our capital stock ranking junior as to liquidation rights to the preferred stock.

VOTING RIGHTS

The shares of 10% series A preferred stock carry no voting rights except as required by law.

CONVERSION RIGHTS

The preferred stock shall, at the option of the holder, be convertible, at any time later than one year after the share is purchased, in whole or in part, into two fully paid and non-assessable shares of common stock. If, three years after the date of purchase, the holder of the preferred share has not exercised his, her, or its right of conversion, the share shall automatically convert into three fully paid and non-assessable shares of common stock.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell Supreme’s common stock. The foregoing required penny stock restrictions will not apply to Supreme’s common stock if such stock reaches and maintains a market price of $5 or greater.

NEVADA LAW NRS 78.195

Issuance of more than one class or series of stock; rights of stockholders. If a corporation desires to have more than one class or series of stock, the articles of incorporation must prescribe, or vest authority in the board of directors to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock. If more than one class or series of stock is authorized, the articles of incorporation or the resolution of the board of directors passed pursuant to a provision of the articles must prescribe a distinguishing designation for each class and series. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock must be described in the articles of incorporation or the resolution of the board of directors before the issuance of shares of that class or series.

     1.   All  shares  of  a  series  must  have  voting  powers,  designations, preferences,  limitations,  restrictions and relative rights identical with  those of other  shares  of the same  series  and,  except to the extent otherwise provided in the description of the series, with those of other series of the same class.

     2.   Unless otherwise  provided in the articles of incorporation,  no stock issued  as fully  paid up may ever be  assessed  and the  articles  of incorporation must not be amended in this particular.

     3.   Any rate,  condition or time for payment of distributions on any class or series of stock may be made  dependent upon any fact or event which may be  ascertained  outside  the  articles  of  incorporation  or the resolution  providing  for the  distributions  adopted by the board of directors  if the manner in which a fact or event may operate upon the rate,  condition or time of payment for the distributions is stated in the articles of incorporation or the resolution.

     4.   If the corporation is authorized to issue more than one class of stock or more than one series of any class, the voting powers, designations, preferences,  limitations,  restrictions  and  relative  rights of the various  classes of stock or series  thereof  and the  qualifications, limitations or  restrictions  of such rights must be set forth in full or  summarized  on the  face or back of  each  certificate  which  the corporation  issues to represent  the stock,  or on the  informational statement  sent pursuant to NRS 78.235,  except that, in lieu thereof, the  certificate  or  informational  statement may contain a statement setting  forth the  office or agency of the  corporation  from which a stockholder may obtain a copy of a statement  setting forth in full or summarizing the voting powers, designations, preferences, limitations, restrictions  and relative  rights of the various  classes of stock or series  thereof.  The corporation  shall furnish to its  stockholders, upon  request  and without  charge,  a copy of any such  statement  or summary.

     5.   The  provisions  of this section do not  restrict  the  directors of a corporation  from  taking  action  to  protect  the  interests  of the corporation  and its  stockholders,  including,  but not  limited  to, adopting or executing  plans,  arrangements  or instruments  that deny rights,  privileges,  power or  authority  to a holder of a  specified number of shares or percentage of share ownership or voting power.
ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL.

None

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

The Company was organized November 10, 1997, under the laws of the State of Nevada as GRUBSTAKE, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a development company. On December 1, 1998, the Company changed its name to RICHWOOD, INC. On April 17, 2000, the Company changed its name to SUPREME HOSPITALITY. Supreme Hospitality’s principal executive office is located at, 41919 Skywood Drive, Temecula, California 92591 and the telephone number is (909) 506-3435.

ITEM 16. DESCRIPTION OF BUSINESS

You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus. Unless otherwise indicated, all information contained in this prospectus relating to our shares of common and preferred stock is based upon information as of April 17, 2000.

Company Description

The Company was organized November 10, 1997, under the laws of the State of Nevada as GRUBSTAKE, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a development company. On December 1, 1998, the Company changed its name to RICHWOOD, INC. On April 17, 2000, the Company changed its name to SUPREME HOSPITALITY. Supreme Hospitality’s principal executive office is located at, 41919 Skywood Drive, Temecula, California 92591 and the telephone number is (909) 506-3435.

Supreme Hospitality (“The Company”) is in the hospitality (hotel) business catering to the business, leisure and vacation traveler. On April 30, 2000, the Company acquired Temecula Valley Inn (“TVI”) as a wholly owned subsidiary. TVI is a 90-room hotel built in 1998 located in the Temecula Valley in Southern California between Los Angeles and San Diego. It is one of the premier hotel properties in the valley. Though cyclical in nature, TVI’s occupancy rates have continued to grow. TVI has developed its own website to take advantage of the growing Internet market. The hotel’s web address is www.temeculavalley.com.

The Company currently serves the traveler who requires perceived value for the nightly rate he/she pays. Through active marketing to various corporations, the company has been successful during its first year of operations of attracting a reasonable volume of corporate business. On weekends, the company attracts customers who are typically in town to attend various community functions including, but not limited to, the “Balloon and Wine Festival” and the “Rod Run”. During the summer months there are activities in the area almost every weekend. Occupancy rates during these weekends approached 100% on average during approximately the two years of operation.

There are 11 hotels and motels, with 810 rooms, in the community area including Temecula Valley Inn. The property has excellent visibility and easy access from Interstate 15. There are numerous restaurants within walking distance of the hotel. The Company utilizes the services of Resolutions to assist in the booking of rooms. This firm charges 12% for reservations they make. The website generates approximately 15% of business, whereas walk-ins average 20%, corporate business averages 40%, AARP & AAA combined provide 25%.

The Company's acquisition growth strategy is to increase cash flow and enhance shareholder value by building or acquiring additional hotels that meet the Company's investment criteria.

The Company has identified other properties in the Temecula Valley of Southern California to acquire, develop and build hotels. This will be done through the raising of additional funds. An additional property in the Temecula Valley is included in the financial projections commencing operations in the third quarter of 2002. Development cost for a 120-room hotel is estimated at $7,800,000 for the development, building and improvements. The management of the company believes that the Temecula Valley area will continue to see unprecedented growth not seen since the mid 1980‘s. The Company is poised to take advantage of that growth, given it can meet its financing requirements.

The Company believes that through the acquisition of land and subsequent development of these properties that shareholder value will be increased. The management team has the expertise to identify prime properties and negotiate a fair price for the land and develop it and build a quality facility, which will increase in value.

The Company, on July 1, 2000 entered into a franchise agreement with Days Inn of America. The franchise fee is 8 ½% of gross room revenues payable monthly. The first two months were charged at a reduced rate of 2%. The Company expects increased room revenues due to Days Inn of America national and international marketing programs. The company does not have the need for any government approval of its services. There is no government regulation on the business. There was no research and development activity. The company does not have any products or services, which are affected by environmental laws.

Number of total employees are 18 and the number of full-time employees are 14. A 90-room 3-story hotel, Temecula Valley Inn (TVI) in Temecula, California, was constructed and opened for business on December 5, 1998. The address is 27660 Jefferson Avenue, Temecula, CA 92590. Redding Property

The Company plans to develop and construct a hotel in the future in Redding, California. It has an option to purchase approximately 2.61 acres of approved hotel property for $1,300,000 including a complete package, which consists of a business plan, construction costs, drawings, etc. (See Exhibit 99.6, Option Agreement). This property is located adjacent to Interstate 5 and Hilltop Drive in Redding, California. This parcel is the last available hotel property in this immediate area. The cost is estimated to be $5,800,000 for land, building and improvements. The company has not paid any money for the option. The option price is $1,300,000. The contract to purchase the land was signed in May 2000 and is effective for 12 months. The current owner of the land is Larry Lang, a major stockholder of Supreme Hospitality. The current plan is to exercise the purchase option on the Redding property and develop and build a 90-room hotel on this property. This development is anticipated to be the next development the Company will undertake.

The small business does not own the above-described property and therefore, has no interest, mortgages, liens or encumbrances against such properties. The monies will be obtained through the raising of additional equity funds. At this time the company does not have the appropriate funds for this option and has not investigated any other means for acquiring these funds. In the event the company should be unable to raise the funds from the offering herein, the company may have to relinquish this offering.

The company has not paid any money for the option. The option price is $1,300,000. The contract to purchase the land was signed in May 2000 and is effective for 12 months. The current owner of the land is Larry Lang, a major stockholder of Supreme Hospitality.

Competitive Conditions

The majority of hotels in Redding are old and outdated and are located out of sight of the interstate. The property the Company plans to acquire and build will be a modern hotel with a location visible from north and south-bound interstate traffic.

Temecula Valley Inn

The management of the Company believes that the Temecula Valley area will continue to see unprecedented growth not seen since the mid 1980‘s. The Company is poised to take advantage of that growth, given it can meet its financial requirements.

In management’s opinion, The Temecula Valley Inn and personal property are adequately covered by insurance.

Depreciation is provided on the financial statements on the straight-line method. For tax purposes, MACRS is used. For both, the following estimated useful lives are:

         Building and Improvements                            40 years
         Land Improvements                                    15-40 years
         Furniture and Equipment                              7-10 years

On the Temecula hotel, the realty tax rate on the building and land is 1.12925% plus fixed charges of $5,904. The annual taxes are $82,820. There are no proposed improvements on this property. On the proposed acquisition and building of the Redding property, the tax rate is 1.0814% and the estimated annual taxes would be $63,262.

On the proposed acquisition and building of the second Temecula property, the tax rate is estimated to be 1.12925% with annual taxes of $88,012.

Currently, the executive, Larry Lang, is not taking any compensation

Item 17. Management's Discussion and Analysis and plan of Operations

The Company was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek perceived advantages of a publicity held corporation. On April 30, 2000 the Company (SUPREME HOSPITALITY) acquired Temecula Valley Inn, (a Nevada Corporation) as a wholly owned subsidiary of Supreme Hospitality in an exchange of Common Stock, Sub Curia. The primary activity of the Company is the hospitality business for both the business and leisure traveler, and a 90-room hotel was built and opened in 1998. The executive offices of the company are located at 41919 Skywood Drive, Temecula, California 92591. Its telephone number is (909) 506-3435.

The Company may obtain funds for additional hotel construction or acquisition by private placement, equity or debt issues. Persons purchasing securities in these placements and other shareholders will likely not have the opportunity to participate in the decision relating to any acquisition. Investors will entrust their investment monies to the Company’s management before they have a chance to analyze any ultimate success which is heavily dependent on the company’s management, which will have virtually unlimited discretion in new construction or acquisition.

The Company plans to develop and construct additional properties in the future and has as option to purchase for $1,300,000 approximately 2.61 acres of approved hotel property, including a complete package which consists of business plan, construction costs, drawings, etc. This property is located adjacent to Interstate 5 and Hilltop Drive in Redding, California. This parcel is the last available hotel property in the immediate area. The current plan is to exercise the purchase option and develop and build a 90-room hotel on this property. This development is anticipated to be the next development the Company will undertake. The cost is estimated to be $5,8000,000 for land, building and improvements.

The Company has identified other properties in the Temecula valley of Southern California to acquire, develop and build hotels. This will be done through the raising of additional funding. An additional property in the Temecula Valley is included on the financial projections commencing operations in the third quarter of 2002. Development cost for a 120-room hotel is estimated at $7,800,000 for land development, building and improvements.

The management of the Company believes that the Temecula Valley will continue to see unprecedented growth not seen since the mid 1980‘s. The Company is poised to take advantage of that growth, given it can meet its financial requirements.

The Company believes that through the acquisition of the land and subsequent development of these properties, shareholder value will be increased. The management team has the expertise to identify prime properties and negotiate a fair price for the land and develop it and build a quality facility, which will increase in value.

As is customary in the industry, the company may pay a finder’s fee for locating an acquisition prospect. If any such is paid, it will be approved by the Company’s Board of Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% of a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction. Management has adopted a policy that such a finder’s fee or real estate brokerage fee could, in certain circumstances, be paid to any employee, officer, director or 5% shareholder of the Company, if such person plays a material role in bringing in a transaction to the Company.

ITEM 18. DESCRIPTION OF PROPERTY

Temecula Valley Inn (TVI) in Temecula, California, is a ninety room three story hotel. TVI was constructed and opened for business on December 5, 1998. The address is 27660 Jefferson Avenue, Temecula, CA 92590.

The mortgages on the property are as follows:

The Company’s president and his wife are the only persons obligated to repay the following long-term debt. They quitclaimed their interests in the real estate to the Company, which was a violation of the banks’ loan covenants. The banks anticipate that they will eventually require loan assumptions by the Company however no action has been taken to date. For financial presentation purposes, all of the following loans are presented as debt of the Company since the majority of them are collateralized by real and personal property of the Company.

Note payable to a bank, payable in monthly installments of $21,961 including interest at prime plus 1%, final payment due April, 2006 of $2,744,836, collateralized by first position on substantially all of the assets owned by the Company or hereinafter acquired $2,744,836

The interest rate at December 31, 2000 was 10.50%. Because the bank has not requested an increase in the total monthly amount since inception of the loan as a result of the increasing prime rate, there has been no reduction in loan principal since May 2000. As of December 31, 2000, total accrued interest on the loan exceeded the monthly payments required by a total of $16,185, which has been included in accrued liabilities.

Note payable to a bank, guaranteed by the Small Business Administration, payable in monthly installments of $9,444, including interest based on 8.5 % prime plus 2%, plus or minus adjustments quarterly for interest rate changes, final amortized balance due February 2023, collateralized by a second position on substantially all of the assets owned by the Company or hereinafter acquired. The prime rate at December 31, 2000 was 9.50%. $978,972

Note payable to an individual, payable in monthly installments of $4,825, including interest at 10%, final payment due February 2003, collateralized by a third position on the Company’s real property. $484,173

DEMOGRAPHICS

Temecula’s demographic profile shows it to be a very rapidly growing, ethnically diverse place, where relatively young, well-educated families are raising children, and succeeding economically.

Since 1990-1997, the city has grown from 27,099 to 43,100 people. The 59.0% growth rate is the fastest of any Inland Empire community with over 40,000 residents.

Temecula’s expanding economy has given it the wherewithal to devote an increasing amount of community resources to education, parks and law enforcement. The city has 23 parks covering 199 acres, one of the premier varietal wine growing areas of California including twelve wineries that have a wide range of grapes and is one of the safest cities in California having a crime rate 50% below that of the next safest Inland Empire city as represented by 1996 studies.

Location:

Temecula is located 85 miles southeast of Los Angeles, 487 miles south of San Francisco, and 55 miles north of San Diego.

Economic Growth & Trends:

                              1970             1980             1990             1998

Population-County             459,074         663,116         1,170,413        1,441,036
Taxable sales-County         $828,578       $3,274,017       $9,522,631       $11,972,371
Population-City                2,773           8,234           27,099           46,558
Taxable Sales-City              N/A             N/A           $119,900         $831,094
Housing Units-City              N/A             N/A             9,130           13,947
Median Household
Income-City                     N/A             N/A            $44,270          $63,248
School Enrollment (K-12)        N/A             N/A             7,595           14,614

Ethnic Distribution:

White                       80.8%
Hispanics                   14.2%
Black                        1.5%
Asian/pacific Islander       2.4%
American Indian              0.5%
Other Race                   0.5%
TOTAL                      100.0%

Climate:

AVERAGE TEMPERATURE                          RAIN          HUMIDITY

Period     Min      Mean     Max             Inches    4a.m.    Noon    4p.m.
--------------------------------------------------------------------------------
January    46.0     61.0     69.9             1.35      55        40       55
April      51.7     62.0     72.2             0.75      60        30       50
July       62.5     73.4     84.2             0.05      45        40       35
October    52.4     64.3     76.2             0.46      50        30       45

--------------------------------------------------------------------------------
Year       57.2     64.7     73.4             10.44     52        40       45

Transportation:

Rail:                      None

Truck:                     Two (2) carriers are located in Temecula

Over night delivery To:    Los Angeles, San Francisco, San Diego and Phoenix.

Air:                       French Valley Airport, owned by Riverside County, is a general aviation facility.  Approximately one hour drive to San Diego, Ontario, John Wayne and Palm Springs Airports.

Bus:                       Greyhound to Riverside, San Diego, Los Angeles, Riverside Transit Agency local and intercity bus service.

Ports:                     Nearest ports at Los Angeles-Long Beach, 85 miles northeast, and San Diego, 55 miles south.

Highways:                  I-215 north to Riverside I-15 north to Corona, Orange County and Los Angeles I-15 south to San Diego County
                           State Route 79 east to Palm Springs

Community Facilities:

Health:                    72 physicians/surgeons
                           46 dentists
                           10 optometrists
                           20 chiropractors
                           2 major hospitals are found just north of the city - Inland Valley Regional Medical Center - Rancho Springs
                           Medical Center

Education:                 10 elementary schools
                           3 middle schools
                           2 high schools
                           1 continuation high school
                           1 independent study high school
                           9 private schools

Cultural:                  36 churches               10 banks
                           1 library                 2 savings and loans
                           7 newspapers              1 museum
                           1 cable network (TCI)     3 theaters with 9 screens

Recreation:                15 wineries
                           3 public golf courses
                           1 private golf course
                           Vail Lake (12 miles east)
                           Skinner Lake (12 miles northeast)
                           150 miles of equestrian trails

Hotels/motels: 11 hotels and motels, with 810 room, in the community area

Item 19. Certain Relationships and Related Transactions

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts. ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The company's common or preferred stock is not presently quoted on any public market.

Common Stock

At inception, the Company originally had authorized and issued 25,000 shares of no par value common stock. On April 17, 2000 the articles of incorporation were amended to provide for 50,000,000 authorized shares at $.0001 par value and a forward stock split of 40 to 1, resulting in 1,000,000 issued and outstanding shares as of the merger date. An additional 9,000,000 common shares were then issued to the TVI shareholders in a re-capitalization of the Company.

In connection with the employment contract of the Company’s president, as more fully described in executive compensation, the Board of Directors approved an annual, non-qualified option for him to acquire, at fair market value at the date of grant, a minimum of 1 percent of the Company’s outstanding shares during the term of his employment contract. The number of shares to be granted shall be determined by the Board of Directors. All shares granted shall have an exercise period of 36 months following the date of grant. No options were granted as of December 31, 2000.

Dividend Policy:

To date, Supreme Hospitality has not paid any cash dividends on their common stock. Supreme currently intends to retain all of their future earnings for use in their business and, therefore, does not expect to pay dividends in the near future.

Preferred Stock

There are 1,000,000 shares of Preferred Stock issued with a par value of $0.0001 per share. No other series of Preferred Stock has been authorized or issued. The Preferred Stock will rank senior to the Common Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of the Company without the consent of any holder of Preferred Stock. The Preferred Shareholders shall have no voting rights. No other series of Preferred Stock has been authorized or issued.

One Preferred share is convertible into three shares of the Company’s common stock at any time after the first twelve months of purchase during the three year period at the option of the shareholder. The conversion is automatic on the third year record date if not converted earlier by the shareholder. Dividend Policy:

The Preferred shares yield a 10% per annum dividend, which is paid in common shares at the market price upon conversion. The 10% annual common stock dividend is determined by multiplying the preferred share offering price and dividing it by the market price per share. This will determine the number of common shares to the shareholder upon conversion.

ITEM 21 EXECUTIVE COMPENSATION

Commencing October 1, 2000, and expiring on December 31, 2010, the Board of Directors approved an employment contract for its president, that provides for, among other benefits, annual compensation of $120,000 through December 31, 2001, and thereafter, a minimum of a 10 percent increase per annum. In addition, the president is to receive annually, 10 percent of pre-tax income of the Company and stock options as more fully described above. There are a number of fringe benefits provided in the contract during the contract term, including the use of an automobile, disability compensation based on annual compensation, and a $500,000 life insurance policy payable to beneficiaries designated by the president.

Prior to the above employment contract, the President received $3,000 per month as a consultant for the period from April 1999 through April of 2000, pursuant to a written agreement.

ITEM 22 FINANCIAL STATEMENTS

The required financial statements can be found on the following pages:

         Independent Auditor's Report                                  Page 29
         Balance Sheet                                                 Page 30
         Stockholder's Equity                                          Page 31
         Statement of Operations                                       Page 32
         Statement of Cash Flow                                        Page 33
         Notes to Financial Statements                                 Page 34
ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Company has not changed accountants and no disagreements on accounting or financial disclosure practices has occurred.

Part II.
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. No officer or director may be indemnified, however, where the officer or director committed intentional misconduct, fraud, or an intentional violation of the law.

We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $132,335.00. This includes:

                  Attorney fees                                 $10,000.00
                  CPA fees                                       62,037.00
                  Consultant fees                                55,000.00
                  SEC filing fee                                  1,668.00
                  NASD filing fee                                 1,130.00
                  Transfer agent                                    500.00
                  Material fees (postage, copies)                 2,000.00
                  Total                                        $132,335.00
==========================================================================
Item 26. Recent Sales of Unregistered Securities. None Item 27.Exhibits Schedule

The exhibits marked with an "*" have already been filed on the 10-sb. The remaining exhibits are filled with this registration statement.

Exhibit         Description                                   Page

 *3.1           Articles of Incorporation
 *3.2           By-Laws:  Exhibit 3.2
  5.1           Opinion Re: Legality                          Page 41
 23.1           Consent                                       Page 42
*99.1           Special Meeting Board of Directors
 99.2           Special Meeting Board of Directors            Page 43
 99.3           Subscription Agreement                        Page 45
 99.4           Meeting of Board of Directors                 Page 48
 99.5           Employment Contract of Chief Executive        Page 49
 99.6           Option Agreement                              Page 55
ITEM 28. UNDERTAKINGS.

UNDERTAKINGS

The undersigned Registrant undertakes:

     (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include  any  prospectus  required  by section  10(a)(3) of the
     Securities Act of 1933;

          (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement  (or the  most  recent post-effective amendment thereof) which,  individually or in the aggregate, represent  a  fundamental  change  in  the  information  set  forth  in the registration statement;

          (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration  statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities
Act of 1933,  each  such  post-effective  amendment  shall be deemed to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the  "Securities  Act") may be  permitted  to  directors,  officers and controlling persons of the registrant pursuant to the foregoing  provisions,  or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange  Commission  (the  "Commission")  such  indemnification  is against
public  policy  as  expressed  in  the   Securities   Act  and  is,   therefore,
unenforceable.  In the  event  that a claim  for  indemnification  against  such liabilities  (other than the payment by the  Registrant of expenses  incurred or paid by a  director,  officer or  controlling  person of the  Registrant  in the successful  defense  of any  action,  suit or  preceding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of _________ , State of ___________. on March 2001.

Supreme Hospitality

By: /s/ Larry W. Lang

Larry W. Lang
Chairman, Sole Director, President
And Secretary/Treasurer (Principal and
Financial Accounting Officer)

     INDEPENDENT AUDITORS’ REPORT
     To the Board of Directors and Stockholders
     Supreme Hospitality
     Temecula, California

We have audited the accompanying balance sheet of Supreme Hospitality as of December 31, 2000, and the related statements of operations, changes in stockholders’ equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Supreme Hospitality as of December 31, 2000, and the results of its operations and its cash flows for the two years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/S/ Braverman & Company, P.C.

Braverman & Company, P.C.
Prescott, Arizona
MARCH 19, 2001

                       SUPREME HOSPITALITY AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000
              (SUBSTANTIALLY ALL ASSETS ARE PLEDGED AS COLLATERAL)

                                     ASSETS

CURRENT ASSETS:
         Cash                                                           $     2,677
         Trade accounts receivable                                           53,116
         Other                                                                4,615
                                                                        -----------

         Total current assets                                                60,408
                                                                        -----------

PROPERTY AND EQUIPMENT, AT COST,
less accumulated depreciation of $556,108                                 5,000,886
                                                                        -----------

OTHER ASSETS:
         Deferred Offering Costs                                             81,000
         Loan fees, less accumulated amortization of $6,576                  21,034
         Initial franchise fee, less accumulated amortization of $667        24,333
         Other assets                                                        10,200
                                                                        -----------
                 Total other assets                                         136,567
                                                                        -----------

                                                                        $ 5,197,861
                                                                        ===========

              LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
         Trade accounts payable                                         $   234,159
         Related party loans                                                492,123
         Accrued  liabilities                                               126,368
         Current maturities of long-term debt                               287,309
                                                                        -----------
                 Total current liabilities                                1,139,959

LONG-TERM DEBT, LESS CURRENT MATURITIES                                   4,936,555
                                                                        -----------
         Total liabilities                                                6,076,514
                                                                        -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY ( DEFICIT)

         Preferred stock, $.0001 par value; authorized 1,000,000
         shares; none outstanding

         Common stock; $.0001 par value; authorized 50,000,000
         shares; 10,000,000 outstanding                                       1,000
         Paid-in capital                                                      1,500
         Pre-merger capital (deficit)                                      (691,927)
         Post-merger accumulated (deficit)                                 (189,226)
                                                                        -----------
         Total stockholders' equity (deficit)                              (878,653)
                                                                        -----------
                                                                        $ 5,197,861
                                                                        ===========

                       SUPREME HOSPITALITY AND SUBSIDIARY
             CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY(DEFICIT)
                   FOR THE TWO YEARS ENDED DECEMBER 31, 2000

                                      COMMON STOCK      PAID-IN    ACCUMULATED     TOTAL
                                ---------------------
                                SHARES         AMOUNT   CAPITAL     (DEFICIT)
                                ------         ------

Balances, December 31, 1998        25,000      $2,500      $-        $(2,670)      $(170)
Net (loss) for the year                                                  (85)        (85)

Balances, December 31, 1999        25,000       2,500       -         (2,755)       (255)

Forward stock split, change
from no par value  to par
value of $.0001 per share         975,000      (2,400)     2,400                     -

Recapitalization                9,000,000         900       (900)                    -
Pre-merger capital (deficit)                                        (689,172)   (689,172)

Net (loss) for the period
April 30 to December 31, 2000                                       (189,226)   (189,226)

Balances, December 31, 2000    10,000,000      $1,000     $1,500   $(881,153)  $(878,653)
                               ==========      ======     ======   ==========  ==========

                       SUPREME HOSPITALITY AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                          2000            1999
                                          ----            ----

REVENUES                              $  1,410,429    $  1,257,463
                                      ------------    ------------

OPERATING EXPENSES

Selling, general and administrative        885,726         868,604
Depreciation and amortization              273,580         270,045
Interest                                   619,007         540,176
                                      ------------    ------------

         Total operating expenses        1,778,313       1,678,825
                                      ------------    ------------

(LOSS) FROM OPERATIONS                $   (367,884)   $   (421,362)
                                      ------------    ------------

NET (LOSS) PER SHARE                  $      (0.04)   $      (0.04)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING-BASIC                10,000,000      10,000,000
                                      ============    ============

                               SUPREME HOSPITALITY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2000 AND 1999

                                                              2000         1999
                                                              ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                   $(367,884)   $(421,362)
Adjustments to reconcile net (loss) to net cash provide:

Depreciation and amortization                                273,580      270,045
Gain on disposition of vehicle                                (2,418)
(Increase) decrease in  assets
Trade accounts receivable                                    (27,314)     (11,698)
Other current assets                                             464       (5,079)
Increase(decrease) in  liabilities
Trade accounts payable                                       126,712       26,786
Accrued liabilities                                           65,277      (63,325)
                                                           ---------    ---------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES              68,417     (204,633)

CASH FLOWS FROM INVESTING ACTIVITIES
Deferred offering costs                                      (81,000)
Purchase of Days Inn franchise                               (25,000)
Loan fees                                                    (27,610)
Other                                                         (3,000)      (1,800)
                                                           ---------    ---------

NET CASH ( USED BY) INVESTING ACTIVITIES                    (109,000)     (29,410)
                                                           ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of equipment                                        (11,238)
Loan proceeds                                                123,664      445,991
Related party loans                                          168,387      (82,547)
Proceeds from sale of common, stock                            3,000
Loan repayments                                             (254,052)    (128,261)
                                                           ---------    ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                     29,761      235,183

NET INCREASE (DECREASE) IN CASH                              (10,822)       1,140
                                                           ---------    ---------

CASH, AT BEGINNING OF YEAR                                    13,499       12,359
                                                           ---------    ---------

CASH, AT END OF YEAR                                       $   2,677    $  13,499
                                                           =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                     $ 608,763    $ 466,280
                                                           =========    =========

SUPREME HOSPITALITY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

The Company

Supreme Hospitality (the
Company or Supreme), formerly Grubstake, Inc. and Richwood, Inc. were incorporated in Nevada on November 10, 1997. Until it acquired all of the outstanding common stock of Temecula Valley Inn, Inc. (TVI) in a recapitalization (reverse merger), the Company had no operations and was a development stage company as defined in FASB No.7. On April 17, 2000, pursuant to the pending recapitalization, the Company changed its name to Supreme
Hospitality, and on April 30, 2000, TVI became a wholly owned subsidiary of
Supreme in a qualifying reorganization under Section 368 (a)(1)(B) of the
Internal Revenue Code of 1986.

TVI’s activities were
the construction and subsequent operation of a ninety-room, 3-story hotel located in Temecula, California, which was opened to the public in December 1998 under the name of Temecula Valley Inn. In July of 2000, the hotel, pursuant to a franchise agreement, operated under the name of Days Inn.

Principles of Consolidation

The Company’s
consolidated financial statements include the financial statements of Supreme and TVI for all periods presented. All significant intercompany accounts and transactions have been eliminated.

Financial Statement Presentation

The historical cost basis
of all assets and liabilities of TVI have been carried forward, similar to the accounting treatment given in a “pooling of interests”. TVI is considered the accounting acquirer because it became the owner of substantially all of the outstanding common stock of the acquired “shell” company.
Pre-merger losses of TVI, net of $3,000 of common stock, have been classified as
“pre-merger capital (deficit)” in the accompanying financial statements, since such losses have been passed through and utilized by the former owners of TVI when it was initially a proprietorship through December 31,
1999, and an S corporation in 2000, until the date of merger. Unless otherwise indicated, all references to the Company include Supreme and TVI. The corporation’s year-end is December 31.

Use of Estimates and Assumptions

The preparation of financial
statements in conformity with accounting principles generally accepted in the
United States requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in the
Company’s financial statements and the accompanying notes. Actual results could differ from those estimates. Certain prior year amounts have been reclassified to conform to the current year presentations.

Incorporation and Taxable Status of TVI

TVI had been a sole
proprietorship for the period from its inception in 1997 through December 31,
1999. On January 1, 2000, all of the assets and liabilities relating to the hotel operation were transferred to a newly formed “S” corporation under the provision of Section 351 of the Internal Revenue Code of 1986.
Therefore, no income tax provision is provided or applicable for the operating results of TVI prior to April 30, 2000, since those operations were included in the personal tax returns of the former owners of TVI and taxed based on their personal tax strategies.

As of and subsequent to the
merger date, an income tax provision is applicable for the tax effects of transactions reported in the financial statements for taxes currently due, plus deferred taxes related to the difference between the basis of the property and equipment for financial and income tax reporting.

SUPREME HOSPITALITY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES
 (continued)

Revenue Recognition

Room and other revenues are recognized when earned.

Concentrations

Less than a majority of the
customers of the hotel are corporate customers. There is no concentration of corporate customers in any one industry segment, and no one customer or corporation constitutes 10% or more of total revenues.

Cash Equivalents

The Company considers all
highly liquid investments with the original maturities of three months or less to be cash equivalents.

Loan Fees

Loan fees relating to
permanent financing incurred in 1999 were capitalized and are being amortized ratably over the remaining life of the related loan. Loan fee amortization for
2000 and 1999 was $3,944 and $2,632, respectively.

Fair Value of Financial Instruments

Statement of Financial
Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company’s financial instruments, which include cash, accounts receivable, accounts payable and accruals, approximate fair values due to the short-term maturities of such instruments. The fair value of the Company’s long-term debt, which approximates carrying value, is estimated based on the current rates offered to the Company for debt of the same remaining maturities.

Income Taxes

Income taxes are provided
for using the liability method of accounting in accordance with Statement of
Financial Accounting Standards No. 109 “Accounting for Income Taxes”.
A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to more likely than not realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

Since merger, the Company
has continued to sustain operating losses. For income tax purposes the post merger operating loss was approximately $158,000 resulting in a deferred tax asset of $60,000, which has been completely offset by a valuation allowance of
$60,000. Therefore as of December 31, 2000, no tax benefit or deferred tax asset has been provided in the accompanying consolidated financial statements since management cannot determine, at the present time, that it is more likely than not that such benefit will be utilized in future periods. The operating loss is available for a period of 20 years to offset future taxable income.

Loss Per Share

Net loss per share is
provided in accordance with Statement of Financial Accounting Standards No. 128
(SFAS No.128) “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. For presentation purposes, all shares outstanding have been considered outstanding since inception.

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (continued)

Going Concern

The Company’s
financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management’s plan is to sell additional equity and eliminate its debt, thereby providing positive cash flow through its existing operations.

Composition of Certain Financial Captions

Property and Equipment

     Property and equipment are stated at  historical  cost and are  depreciated using the straight-line method over the useful lives indicated:

Land and land improvements                                    $2,120,916
Building                                                       2,376,918
Furniture and equipment                                        1,059,160
                                                              ----------

Total Cost                                                    $5,556,994
Less accumulated depreciation                                    556,108
                                                              ----------

Property and Equipment, net                                   $5,000,886
                                                              ----------

                                                        Useful lives in years
                                                        ---------------------

Building                                                          40
Land improvements                                                 15-20
Furniture, fixtures and equipment                                 3-10

Depreciation expense for the
years ended December 31, 2000 and 1999 was $268,969 and $267,413, respectively.

Other Assets

Included in other assets is
the cost of the Days Inn initial franchise fee of $25,000, which is being amortized ratably over the 15-year period of the franchise agreement, commencing in 2000. Amortization expense for 2000 was $667. Franchise royalties and reservation system user fees totaling 8.8 percent of gross room revenues are expensed as incurred.

Deferred Offering Costs

Supreme entered into an
agreement with a consulting firm in March 2000 which provides, among other things, that the firm will arrange for the acquisition of a shell company, obtain a trading symbol and market maker for the sale of the Company’s stock, and arrange for the filing and successful completion of a registration statement with the Securities and Exchange Commission for the sale of the
Company’s common stock.

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Offering Costs (continued)

As of December 31, 2000,
Supreme paid in full all consulting fees of $73,500, which were capitalized as a deferred offering cost along with other related registration costs incurred, pending the successful completion of a proposed public offering. If the offering is successful, all deferred costs incurred will be charged against the net proceeds of the offering. If unsuccessful, deferred offering costs will be written off.

NOTE 2 –LONG –TERM DEBT

The Company’s
president and his wife are the only persons obligated to repay the following long-term debt. They quitclaimed their interests in the real estate to the
Company, which was a violation of the banks’ loan covenants. The banks anticipate that they will eventually require loan assumptions by the Company, however, no action has been taken to date. For financial presentation purposes, all of the following loans are presented as debt of the Company since the majority of them are collateralized by real and personal property of the
Company.

Note payable to a bank,
payable in monthly installments of $21,961 including interest at prime plus 1%, final payment due April, 2006 of $2,744,836, collateralized by first position on substantially all of the assets owned by the Company or hereinafter acquired $
2,744,836.

The interest rate at
December 31, 2000 was 10.50%. Because the bank has not requested an increase in the total monthly amount since inception of the loan as a result of the increasing prime rate, there has been no reduction in loan principal since May
2000. As of December 31, 2000, total accrued interest on the loan exceeded the monthly payments required by a total of $16,185, which has been included in accrued liabilities.

Note payable to a bank,
guaranteed by the Small Business Administration, payable in monthly installments of $9,444, including interest based on 8.5 % prime plus 2%, plus or minus adjustments quarterly for interest rate changes, final amortized balance due
February 2023, collateralized by a second position on substantially all of the assets owned by the Company or hereinafter acquired. The prime rate at December 31, 2000 was 9.50%.  978,972

Note payable to an
individual, payable in monthly installments of $4,825, including interest at
10%, final payment due February 2003, collateralized by a third position on the
Company’s real property.   484,173

Capitalized lease
obligation, payable in monthly installments of $28,854, including interest ranging from 12.4% to 14.4% and sales taxes, final payment due February 2004, collateralized by leased assets of the hotel 893,845

Unsecured installment notes payable to two finance companies, $3,236 payable monthly, including interest at 12.34% to 16.52% per annum, due 2005.  122,038

Total long-term debt                         5,223,864
Less current maturities                        287,309
                                            ----------
Long-term debt, net of current maturities   $4,936,555
                                            ==========

NOTE 2–LONG–TERM DEBT (continued)

Maturities of long-term debt for the five years following December 31, 2000 are as follows:

 2001                      $  287,309
 2002                         325,253
 2003                         820,070
 2004                          95,698
 2005                          41,847
Thereafter                  3,653,687
                           ==========
                           $5,223,864

NOTE 3 - CAPITAL LEASE

The Company leases
furniture and equipment, building and land improvements under a capital lease.
The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease, and accordingly, these assets are capitalized as follows:

Land improvements $                137,715
Building improvements              114,247
Furniture and equipment          1,041,858
                                ----------
                                 1,293,820
Less accumulated depreciation      370,025
                                ----------
                                $  923,795
                                ==========

The following is a schedule
of future annual minimum lease payments required under the lease together with their net present value as of December 31, 2000:

December 31,                                               Amount
                                  2001                $   346,245
                                  2002                    346,245
                                  2003                    346,245
                                  2004                     52,789

Total minimum lease payments                            1,091,524
Amount representing interest                             (197,679)
Present value of net minimum lease payments               893,845
Current portion                                          (246,442)
Long-term capital lease obligation                    $   647,403
                                                      ===========

NOTE 4 –RELATED PARTIES

A construction company
owned by Supreme’s president was the general contractor for the hotel, which was completed in late1998 at a cost of approximately $2,400,000.
Approximately $110,000 was paid to his construction company for supervision and reimbursement of costs incurred of which less than 50 percent was compensation.
The project manager for the hotel’s construction was a company owned by one of three shareholders of TVI which was paid approximately $58,000 for supervision services.

Since inception the
president of the Company has provided financing to maintain the positive cash flow of the Company, substantially through personal and related party corporate loans, the majority of which were interest bearing from 8 to 10 percent per annum. As of December 31, 2000, these related party loans totaled $492,123 the majority of which are considered due within one year. During the year 2000 net loans from related parties totaled $168,387.

Included in the loans
payable to related parties at December 31, 2000 are two loans that were obtained from a water district and the city prior to 2000. The latter of these loans is collateralized by an interest in the Company’s real estate, whereas the other loan provides for termination of the water supply to the hotel in the event the loan becomes delinquent. Although the Company was delinquent in the monthly payments to the city, the city agreed to take no action provided the loan, which was due September 1, 2000, is paid off at the rate of $10,000 a month, commencing April, 2001. The balance of that loan at December 31, 2000 was
$55,637.

The president and his wife are also the obligated on all long-term debt, as more fully explained in Note 2 of the notes to financial statements.

NOTE 5–COMMON STOCK

At inception, the Company originally
had authorized and issued 25,000 shares of no par value common stock. On April
17, 2000 the articles of incorporation were amended to provide for 50,000,000 authorized shares at $.0001 par value and a forward stock split of 40 to 1, resulting in 1,000,000 issued and outstanding shares as of the merger date. An additional 9,000,000 common shares were then issued to the TVI shareholders in a recapitalization of the Company.

In connection with the
employment contract of the Company’s president, as more fully described below, the Board of Directors approved an annual, non-qualified option for him to acquire, at fair market value at the date of grant, a minimum of 1 percent of the Company’s outstanding shares during the term of his employment contract. The number of shares to be granted shall be determined by the Board of
Directors. All shares granted shall have an exercise period of 36 months following the date of grant. No options were granted as of December 31, 2000.

NOTE 6 –EMPLOYMENT CONTRACT

Commencing October 1, 2000,
and expiring on December 31, 2010, the Board of Directors approved an employment contract for its president, that provides for, among other benefits, annual compensation of $120,000 through December 31, 2001, and thereafter, a minimum of a 10 percent increase per annum. In addition, the president is to receive annually, 10 percent of pre-tax income of the Company and stock options as more fully described above. There are a number of fringe benefits provided in the contract during the contract term, including the use of an automobile, disability compensation based on annual compensation, and a $500,000 life insurance policy payable to beneficiaries designated by the president.

Prior to the above employment contract, the President received $3,000 per month as a consultant for the period from April 1999 through April of 2000, pursuant to a written agreement.

NOTE 7–OPTION AGREEMENT

In May 2000 the Company
received an option from its president to acquire 2.61 acres of approved hotel property owned by him and located in Redding, California for $1,300,000, including predevelopment, use permit and building drawings. If acquired, a larger 3-story hotel would be constructed. The option expires in May 2001. The entire project is estimated to cost $5,850,000.

NOTE 8–PAST DUE STATUS AND LOAN VIOLATIONS

Substantially all of the
accounts payable at December 31, 2000, totaling $234,159 were past due based on their payment terms of which $104,000 consisted of real estate taxes, interest and penalties for the period from December, 1999 through May, 2000. The past due status and penalties added to real estate taxes are technical violations of both bank loans, however, the Company has verbal assurances that as long as the loan payments are currently maintained, and the Company timely and fully explains its reasons for any technical violations, the banks will not call the loan.

NOTE 9–SUBSEQUENT EVENTS

The Company incurred substantial additional stock offering costs, principally auditing fees, subsequent to December 31, 2000, to enable it to comply with the filing requirements, on Form SB-2, of the Securities and Exchange Commission for the proposed offering of its securities.